EXHIBIT 2.1




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                         AGREEMENT AND PLAN OF MERGER


                                 by and among


                                NETZERO, INC.,

                          JUNO ONLINE SERVICES, INC.,

                              UNITED ONLINE, INC.

                                      and

                           THE OTHER PARTIES HERETO



                                  Dated as of

                                 June 7, 2001







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
                               TABLE OF CONTENTS

                                                                          Page

ARTICLE 1 DEFINITIONS AND INTERPRETATION.....................................2
     Section 1.1   Definitions...............................................2
     Section 1.2   Interpretation...........................................10

ARTICLE 2 THE MERGERS.......................................................11
     Section 2.1   The Mergers..............................................11
     Section 2.2   Effective Time...........................................11
     Section 2.3   Effects of the Mergers...................................12
     Section 2.4   Certificates of Incorporation and Bylaws.................12
     Section 2.5   Officers and Directors...................................12
     Section 2.6   Closing..................................................12
     Section 2.7   Effect on NetZero Common Stock...........................13
     Section 2.8   NetZero Stock Option Plans; NetZero Restricted Shares;
                   NetZero ESPP.............................................13
     Section 2.9   NetZero Appraisal Rights.................................15
     Section 2.10  Effect on Juno Common Stock..............................15
     Section 2.11  Juno Stock Option Plans; Juno ESPP.......................16
     Section 2.12  Certain Adjustments......................................17

ARTICLE 3 EXCHANGE OF CERTIFICATES..........................................18
     Section 3.1   Exchange Fund............................................18
     Section 3.2   Exchange Procedures......................................18
     Section 3.3   Distributions with Respect to Unexchanged Shares.........19
     Section 3.4   No Further Ownership Rights in NetZero Common Stock or
                   Juno Common Stock........................................19
     Section 3.5   No Fractional Shares of United Online Common Stock.......19
     Section 3.6   Termination of Exchange Fund.............................20
     Section 3.7   No Liability.............................................20
     Section 3.8   Investment of the Exchange Fund..........................20
     Section 3.9   Lost Certificates........................................20
     Section 3.10  Withholding Rights.......................................21
     Section 3.11  Further Assurances.......................................21
     Section 3.12  Stock Transfer Books.....................................21

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF JUNO............................21
     Section 4.1   Organization; Qualification..............................22
     Section 4.2   Subsidiaries and Affiliates..............................22
     Section 4.3   Capitalization...........................................23
     Section 4.4   Authorization, Validity of Agreement, Juno Action........23
     Section 4.5   Board Approvals Regarding Transactions...................24
     Section 4.6   Vote Required............................................24
     Section 4.7   Consents and Approvals, No Violations....................25
     Section 4.8   Reports and Financial Statements.........................25

                               TABLE OF CONTENTS
                                  (continued)

     Section 4.9   No Undisclosed Liabilities...............................26
     Section 4.10  Absence of Certain Changes...............................26
     Section 4.11  Litigation...............................................26
     Section 4.12  Employee Benefit Plans...................................27
     Section 4.13  Tax Matters..............................................29
     Section 4.14  Intellectual Property....................................30
     Section 4.15  Employment Matters.......................................32
     Section 4.16  Compliance with Laws.....................................32
     Section 4.17  Contracts and Commitments................................33
     Section 4.18  Customers and Suppliers..................................35
     Section 4.19  Information Supplied.....................................35
     Section 4.20  Opinion of Financial Advisor.............................35
     Section 4.21  Absence of Questionable Payments.........................35
     Section 4.22  Insider Interests........................................35
     Section 4.23  Brokers or Finders.......................................35
     Section 4.24  FTC Consent Agreement....................................36
     Section 4.25  Form Agreement...........................................36

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF NETZERO.........................36
     Section 5.1   Organization.............................................36
     Section 5.2   Subsidiaries and Affiliates..............................36
     Section 5.3   Capitalization...........................................37
     Section 5.4   Authorization, Validity of Agreement, Necessary Action...38
     Section 5.5   Board Approvals Regarding Transactions...................38
     Section 5.6   Consents and Approvals, No Violations....................39
     Section 5.7   Share Ownership..........................................39
     Section 5.8   Vote Required............................................39
     Section 5.9   Reports and Financial Statements.........................39
     Section 5.10  No Undisclosed Liabilities...............................40
     Section 5.11  Absence of Certain Changes...............................40
     Section 5.12  Litigation...............................................40
     Section 5.13  Employee Benefit Plans...................................41
     Section 5.14  Tax Matters..............................................43
     Section 5.15  Intellectual Property....................................44
     Section 5.16  Employment Matters.......................................46
     Section 5.17  Compliance with Laws.....................................47
     Section 5.18  Contracts and Commitments................................47
     Section 5.19  Information Supplied.....................................47
     Section 5.20  Opinion of Financial Advisor.............................47
     Section 5.21  Absence of Questionable Payments.........................47
     Section 5.22  Insider Interests........................................48
     Section 5.23  Brokers or Finders.......................................48

ARTICLE 6 COVENANTS.........................................................48
     Section 6.1   Interim Operations of Juno...............................48

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                               TABLE OF CONTENTS
                                  (continued)


     Section 6.2   No Solicitation By Juno..................................51
     Section 6.3   Compliance with FTC Consent Agreement....................52
     Section 6.4   Interim Operations of NetZero............................52
     Section 6.5   Notification of Certain Matters..........................53

ARTICLE 7 ADDITIONAL AGREEMENTS.............................................54
     Section 7.1   Preparation of the Joint Proxy Statement;
                   Stockholders' Meetings...................................54
     Section 7.2   Access to Information....................................55
     Section 7.3   Reasonable Efforts.......................................56
     Section 7.4   Directors' and Officers' Indemnification and Insurance...57
     Section 7.5   Public Announcements.....................................58
     Section 7.6   Nasdaq Matters...........................................59
     Section 7.7   Affiliates...............................................59
     Section 7.8   Section 16 Matters.......................................59
     Section 7.9   Tax Treatment............................................60
     Section 7.10  Conveyance Taxes.........................................60
     Section 7.11  Obligations of United Online, NetZero Merger Sub and0
                   Juno Merger Sub..........................................60
     Section 7.12  Juno Benefit Matters.....................................60
     Section 7.13  Severance and Retention Agreements.......................60
     Section 7.14  Name.....................................................60
     Section 7.15  401(k) Plan..............................................61
     Section 7.16  Transfer of Shares of India Subsidiary...................61
     Section 7.17  Leases...................................................61
     Section 7.18  Settlement of Claims.....................................62
     Section 7.19  Form Agreement...........................................62

ARTICLE 8 CONDITIONS........................................................62
     Section 8.1   Conditions to Each Party's Obligation to Effect its
                   Respective Merger........................................62
     Section 8.2   Additional Conditions to Obligations of NetZero..........63
     Section 8.3   Additional Conditions to Obligations of Juno.............64

ARTICLE 9 TERMINATION.......................................................64
     Section 9.1   Termination..............................................64
     Section 9.2   Effect of Termination....................................66
     Section 9.3   Method of Termination....................................66

ARTICLE 10 MISCELLANEOUS....................................................66
     Section 10.1  Fees and Expenses........................................66
     Section 10.2  Amendment and Modification...............................67
     Section 10.3  Nonsurvival of Representations and Warranties............67
     Section 10.4  Notices..................................................67
     Section 10.5  Counterparts.............................................68

                               TABLE OF CONTENTS
                                  (continued)

     Section 10.6  Entire Agreement; No Third Party Beneficiaries...........68
     Section 10.7  Severability.............................................68
     Section 10.8  Governing Law............................................69
     Section 10.9  Enforcement..............................................69
     Section 10.10 Extension; Waiver........................................69
     Section 10.11 Assignment...............................................70

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

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of June 7, 2001 (this "Agreement"), by and among NetZero, Inc., a Delaware corporation ("NetZero"), Juno Online Services, Inc., a Delaware corporation ("Juno"), United Online, Inc., a Delaware corporation ("United Online"), NZ Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of United Online ("NetZero Merger Sub"), and JO Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of United Online ("Juno Merger Sub"). Capitalized terms used and not otherwise defined in this Agreement have the meanings given to them in Article 1.

     WHEREAS, the board of directors of each of NetZero and Juno has approved, and deems it advisable for, fair to and in the best interests of each corporation and its respective stockholders that NetZero and Juno engage in a business combination to be effected through the Mergers upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, in furtherance thereof, the board of directors of each of NetZero and Juno has approved the NetZero Merger and the Juno Merger, as the case may be, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of capital stock of NetZero and each share of capital stock of Juno issued and outstanding immediately prior to the Effective Time will be converted into the right to receive shares of capital stock of United Online as set forth in this Agreement;

     WHEREAS, the board of directors of each of NetZero and Juno have approved this Agreement and the NetZero Merger and the Juno Merger, as the case may be, in accordance with the DGCL and upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, as a condition and inducement to NetZero and Juno entering into this Agreement and incurring the obligations set forth herein, each of the NetZero Major Stockholders and the Juno Major Stockholders, concurrently with the execution and delivery of this Agreement, is entering into a Voting Agreement with Juno or NetZero, as the case may be;

     WHEREAS, as a condition and inducement to NetZero and Juno entering into this Agreement and incurring the obligations set forth herein, each of the Juno Key Employees, concurrently with the execution and delivery of this Agreement, is entering into a Non-Competition Agreement with Juno;

     WHEREAS, for United States federal income tax purposes it is intended that the Mergers shall qualify as exchanges within the meaning of Section 351 of the Code and as reorganizations within the meaning of Section 368(a) of the Code and that this Agreement is adopted as a plan of reorganization within the meaning of Section 368(a) of the Code;

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                  ARTICLE 1

                        DEFINITIONS AND INTERPRETATION

     Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

     "Affiliate" has the meaning set forth in Rule l2b-2 of the Exchange Act.

     "Affiliate Agreement" means the affiliate agreement in substantially the form set forth in Section 7.7(a) of the NetZero Disclosure Letter.

     "Balance Sheet Date" means March 31, 2001.

     "Benefit Plan" means any employee benefit fund, plan, program, arrangement or contract (including any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, any "employee benefit plan," as defined in
Section 3(3) of ERISA, any multi-employer plan as defined in ERISA Section 3(37), and any plan, program, arrangement or contract providing for severance; employment; change in control benefits; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity-based compensation; deferral bonus or incentive pay or other material fringe benefits), including any funding arrangement, whether subject to ERISA or not, and whether written or not.

     "BPH" means Brobeck, Phleger & Harrison LLP, counsel to NetZero.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in The City of New York are permitted or obligated by Law to be closed.

     "Certificate" means a share certificate with respect to a share of NetZero Common Stock or a share of Juno Common Stock, as the case may be, as referred to in Section 3.2.

     "Certificates of Merger" means, collectively, the NetZero Certificate of Merger and the Juno Certificate of Merger.

     "Change in the Juno Recommendation" has the meaning ascribed to it in
Section 7.1(c).

     "Closing" means the closing referred to in Section 2.6.

     "Closing Date" means the date and time at which the Closing occurs.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidentiality Agreement" means a letter agreement, dated August 7, 2000, between Juno and NetZero.

     "Contract" means any contract, agreement, commitment, restriction or other business arrangement (whether oral, written or otherwise) in effect.

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     "Copyrights" means U.S. and foreign registered and unregistered copyrights (including those in computer software and databases), rights of publicity and all registrations and applications to register the same.

     "DGCL" means the General Corporation Law of the State of Delaware.

     "Effective Time" means (i) the date and time both of the Certificates of Merger are duly filed with the Secretary of State of the State of Delaware or
(ii) such subsequent time as Juno and NetZero shall agree and as shall be specified in the Certificates of Merger; provided that both Mergers shall become effective at the same time.

     "End User Licenses" means object code end-user licenses granted to end users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means the bank or trust company designated by United Online to act as exchange agent for the purpose of exchanging Certificates for shares of United Online Common Stock.

     "Exchange Fund" means any cash and certificates representing United Online Common Stock to be issued in connection with the Transactions and deposited with the Exchange Agent.

     "Expenses" means all out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) reasonably incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Voting Agreements and the Transactions, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and Registration Statement and the solicitation of stockholder approvals and all other matters related to the Transactions contemplated hereby and thereby.

     "Financial Statements" means each of the audited consolidated financial statements and unaudited condensed consolidated interim financial statements of Juno or NetZero, as the case may be, (including any related notes and schedules) included (or incorporated by reference) in the NetZero SEC Documents or the Juno SEC Documents, as the case may be.

     "Form Agreement" means the standard Juno form of Employment Agreement.

     "FTC Consent Agreement" means the consent agreement by and between Juno and the FTC, dated May 15, 2001.

     "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

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

     "Governmental Entity" means a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency or any Person exercising the authority of any of the foregoing.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Infringe" means to infringe, impair, dilute or misappropriate.

     "IRS" means the United States Internal Revenue Service or any successor agency performing similar functions under the Code.

     "Intellectual Property" means all of the following: Trademarks, Patents, Copyrights and Trade Secrets.

     "Joint Proxy Statement/Prospectus" means the proxy statement to be filed by Juno and NetZero with the SEC pursuant to Section 7.1(a), together with all amendments and supplements thereto and including the annexes thereto.

     "Juno Benefit Plan" means any Benefit Plan maintained, sponsored or contributed to or required to be contributed to by Juno or any Juno Subsidiary.

     "Juno Certificate of Merger" means a certificate of merger, to be reasonably agreed upon by Juno and NetZero and filed with the Secretary of State of the State of Delaware as provided in the DGCL, in connection with the Juno Merger.

     "Juno Common Stock" means shares of common stock, par value $0.01 per share, of Juno.

     "Juno Disclosure Letter" means the disclosure letter, dated the date of this Agreement, prepared and signed by Juno and delivered to NetZero simultaneously with the execution of this Agreement.

     "Juno ERISA Affiliate" means Juno, any Juno Subsidiary and any other trade or business (whether or not incorporated) that is a member of their controlled group within the meaning of Code Section 414(b), (c), (m) or (o).

     "Juno ESPP" means the employee stock purchase plan of Juno referenced in
Section 2.11(d).

     "Juno Exchange Ratio" means 0.3570.

     "Juno Financial Advisor" means Deutsche Banc Alex. Brown Inc.

     "Juno Key Employees" means the employees of Juno listed in Section 1.1(a) of the Juno Disclosure Letter.

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

     "Juno's knowledge" or "best knowledge of Juno" means the knowledge that the directors and officers of Juno having responsibility for the particular subject matter at issue have or would possess after reasonable investigation and inquiry.

     "Juno Major Stockholders" means the major stockholders of Juno set forth in Section 1.1(b) of the Juno Disclosure Letter.

     "Juno Material Adverse Effect" means a Material Adverse Effect on Juno.

     "Juno Merger" means the merger of Juno Merger Sub with and into Juno referred to in Section 2.1(b).

     "Juno Option" means an option to purchase shares of Juno Common Stock.

     "Juno Public Proposal" means a Juno Takeover Proposal with respect to Juno which shall have been publicly announced or otherwise communicated to the senior management, the board of directors or stockholders of Juno.

     "Juno Purchase Rights" means the right to purchase shares of Juno Common Stock pursuant to the Juno ESPP.

     "Juno Recommendation" has the meaning ascribed to it in Section 7.1(c).

     "Juno SEC Documents" means each form, report, schedule, statement and other document required to be filed by Juno through the date of this Agreement under the Exchange Act or the Securities Act, including any amendment to such document filed through the date of this Agreement, whether or not such amendment is required to be so filed.

     "Juno Stock Options Plans" means the Juno 1999 Stock Incentive Plan and the Juno 2001 Supplemental Stock Incentive Plan.

     "Juno Stockholders' Meeting" means the meeting of the stockholders of Juno on a date determined in accordance with the mutual agreement of Juno and NetZero for the purpose of obtaining the Required Juno Vote.

     "Juno Superior Proposal" means a proposal for (a) a merger, consolidation or similar business combination, (b) the acquisition of all or substantially all of the assets of Juno or (c) the acquisition of more than fifty percent of the outstanding shares of Juno Common Stock which (x) Juno's board of directors concludes, in good faith, consistent with the advice of its financial advisor, will deliver superior value to Juno stockholders over the Transactions, (y) Juno's board of directors concludes, in good faith, consistent with the advice of its financial advisor and counsel, is reasonably likely to be consummated in accordance with its terms, and (z) which was not obtained based, in whole or in part, on a breach of Section 6.2.

     "Juno Surviving Corporation" means the surviving corporation in the Juno Merger referenced in Section 2.1(b).

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

     "Juno Takeover Proposal" means any offer or proposal (other than an offer or proposal by NetZero or an Affiliate of NetZero) for (i) a merger or other business combination involving Juno after which the stockholders of Juno immediately prior to such merger or business combination would own less than eighty percent of the voting securities of the surviving company in such merger or business combination and would own less than eighty percent of the voting securities of the parent of the surviving company in such merger or business combination, or (ii) the acquisition by a person or "group" as defined under Section 13(d) of the Exchange Act (other than an acquisition by NetZero or an Affiliate of NetZero) of twenty percent or more of the outstanding shares of capital stock of Juno or (iii) the acquisition (other than an acquisition by NetZero or an Affiliate of NetZero) of all or substantially all of the assets of Juno.

     "Juno Voting Agreements" means the voting agreements between NetZero and the stockholder of Juno named therein, executed and delivered concurrent with the execution and delivery of this Agreement.

     "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental Entity.

     "Licenses" means all licenses and agreements pursuant to which the relevant party has acquired rights in or to any Intellectual Property, or licenses and agreements pursuant to which the relevant party has licensed or transferred the right to use any Intellectual Property.

     "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

     "Material Adverse Effect" means a material adverse effect on or development with respect to (a) the business, condition (financial or otherwise), assets or results of operations of a Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person to timely consummate any of the Transactions; provided, however, it shall not include (i) changes adversely affecting the economy or financial markets generally, (ii) changes adversely affecting the Internet service provider business generally, (iii) a decrease in the trading price of the NetZero Common Stock or the Juno Common Stock or (iv) changes resulting from the announcement of the execution of this Agreement or the pendency of Transactions.

     "Merger Consideration" means shares of United Online Common Stock plus cash distributed in lieu of fractional shares in exchange for shares of NetZero Common Stock or Juno Common Stock in connection with the NetZero Merger or the Juno Merger, as the case may be.

     "Mergers" means the NetZero Merger and the Juno Merger.

     "Necessary Consents" means any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, which is required by or with respect to any of the parties to this Agreement in connection with the


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

execution and delivery of this Agreement or the consummation of the Transactions contemplated hereby, including those required under or in relation to the HSR Act, state securities laws, the Securities Act, the Exchange Act, the DGCL with respect to the filing of the Certificates of Merger, the rules and regulations of the NNM, antitrust or other competition laws of other jurisdictions and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on any of the parties hereto.

     "NetZero Benefit Plan" means any Benefit Plan maintained, sponsored or contributed to or required to be contributed to by NetZero or any NetZero Subsidiary.

     "NetZero Certificate of Merger" means a certificate of merger, to be reasonably agreed upon by Juno and NetZero and filed with the Secretary of State of the State of Delaware as provided in the DGCL, in connection with the NetZero Merger.

     "NetZero Common Stock" means shares of common stock, par value $0.001 per share, of NetZero.

     "NetZero Disclosure Letter" means the disclosure letter, dated the date of this Agreement, prepared and signed by NetZero and delivered to Juno simultaneously with the execution of this Agreement.

     "NetZero Dissenting Shares" means shares of NetZero Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders of NetZero who have properly perfected their rights of appraisal, if applicable, within the meaning of Section 262 of the DGCL.

     "NetZero ERISA Affiliate" means NetZero, any NetZero Subsidiary and any other trade or business (whether or not incorporated) that is a member of their controlled group (within the meaning of Code Section 414(b), (c), (m) or (o).

     "NetZero ESPP" means the employee stock purchase plan of NetZero referenced in Section 2.8(d).

     "NetZero Exchange Ratio" means 0.2000.

     "NetZero Financial Advisor" means Morgan Stanley & Co. Incorporated.

     "NetZero Major Stockholders" means the major stockholders of NetZero set forth in Section 1.1(b) of the NetZero Disclosure Letter.

     "NetZero Material Adverse Effect" means a Material Adverse Effect on
NetZero.

     "NetZero Merger" means the merger of NetZero Merger Sub with and into NetZero referred to in Section 2.1(a).

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

     "NetZero's knowledge" or "best knowledge of NetZero" means the knowledge that the directors and officers of NetZero having responsibility for the particular subject matter at issue have or would possess after reasonable investigation and inquiry.

     "NetZero Option" means an option to purchase shares of NetZero Common
Stock.

     "NetZero Purchase Rights" means the right to purchase shares of NetZero Common Stock pursuant to the NetZero ESPP and NetZero Stock Option Plans.

     "NetZero SEC Documents" means each form, report, schedule, statement and other document required to be filed by NetZero through the date of this Agreement under the Exchange Act or the Securities Act, including any amendment to such document, whether or not such amendment is required to be so filed.

     "NetZero Stock Options Plans" means the NetZero 1999 Stock Incentive Plan, the AimTV, Inc. 1999 Employee Stock Option Plan, the 1999 RocketCash Corporation Stock Option Plan and the NetZero 2001 Non-Executive Stock Option Plan.

     "NetZero Stockholders' Meeting" means the meeting of the stockholders of NetZero on a date determined in accordance with the mutual agreement of Juno and NetZero for the purpose of obtaining the Required NetZero Vote.

     "NetZero Surviving Corporation" means the surviving corporation in the NetZero Merger referenced in Section 2.1(a).

     "NetZero Voting Agreements" means the voting agreements between Juno and the stockholder of NetZero named therein, executed and delivered concurrently with the execution and delivery of this Agreement.

     "NNM" means the distinct tier of the Nasdaq Stock Market referred to as the Nasdaq National Market.

     "Non-Competition Agreement" means the Amendment to the Termination Protection Agreement in the form set forth in Section 7.13 of the Juno Disclosure Letter.

     "Patents" means all inventions, discoveries, processes, designs, developments, technology and related improvements and know how, as well as all issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights.

     "Person" means a natural Person, partnership (general or limited), corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

     "Qualifying Amendment" means an amendment or supplement to the Joint Proxy Statement/Prospectus or Registration Statement (including by incorporation by reference) to the extent it contains (i) a Change in the Juno Recommendation as a result of the Juno board of directors concluding that a Juno Superior Proposal has been made, (ii) a statement of the reasons of the board of directors of Juno for making such Change in the Juno Recommendation and (iii) additional information reasonably related to the foregoing.

     "Representatives" means officers, directors, employees, Affiliates, investment bankers, attorneys, accountants or other agents, advisors or representatives.

     "Registration Statement" means the registration statement on Form S-4 to be filed by United Online with the SEC pursuant to Section 7.1(a) together with all amendments and supplements thereto and including the annexes thereto.

     "Required Approvals" means consents, waivers, exemptions, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to effect the Transactions contemplated by this Agreement.

     "Required Juno Vote" is the vote described in Section 4.6.

     "Required NetZero Vote" is the vote described in Section 5.8.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Software Programs" means proprietary software programs and all Intellectual Property rights therein.

     "STB" means Simpson Thacher & Bartlett, counsel to Juno.

     "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such Person does not have a majority of the voting interest in such partnership).

     "Tax" or "Taxes" means all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, and other taxes, and shall include interest, penalties or additions attributable thereto.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Termination Date" means November 30, 2001.

     "Termination Fee" means the sum of $2,500,000.

     "Trademarks" means U.S., state and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names, Internet domain names and all registrations and applications to register the same.

     "Trade Secrets" means all categories of trade secrets as defined in the Uniform Trade Secrets Act including business information and all other proprietary information.

     "Transactions" means the transactions provided for or contemplated by this Agreement and the Voting Agreements, including the Mergers.

     "United Online Common Stock" means shares of common, stock par value $0.0001 per share, of United Online.

     "Voting Agreements" means the NetZero Voting Agreements and the Juno Voting Agreements.

     "Voting Debt" means indebtedness having general voting rights and debt convertible into securities having such rights.

     "WARN Act" means the Worker Adjustment and Retaining Notification Act of 1988.

     Section 1.2 Interpretation.


     (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

     (b) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

     (c) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, appendix and schedules of this Agreement unless otherwise specified.

     (d) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

     (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

     (f) A reference to any legislation or to any provision of any legislation shall include any modification, amendment or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued under or pursuant to such legislation.

     (g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     (h) No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction this Agreement.

                                  ARTICLE 2

                                 THE MERGERS

     Section 2.1 The Mergers. Subject to the satisfaction or waiver of all of the conditions set forth in Article 8, at the Effective Time:

     (a) NetZero Merger Sub shall be merged with and into NetZero and NetZero shall be the NetZero Surviving Corporation. Following the Effective Time, the separate corporate existence of NetZero Merger Sub shall cease and NetZero shall succeed to and assume all the rights, privileges, immunities, properties, powers and franchises of NetZero Merger Sub in accordance with the DGCL. As a result of the NetZero Merger, NetZero shall become a wholly owned subsidiary of United Online.

     (b) Juno Merger Sub shall be merged with and into Juno and Juno shall be the Juno Surviving Corporation. Following the Effective Time, the separate corporate existence of Juno Merger Sub shall cease and Juno shall succeed to and assume all the rights, privileges, immunities, properties, powers and franchises of Juno Merger Sub in accordance with the DGCL. As a result of the Juno Merger, Juno shall become a wholly owned subsidiary of United Online.

     Section 2.2 Effective Time. Subject to the provisions of this Agreement, at the Closing, the parties shall cause the Mergers to be consummated by filing with the Secretary of State of the State of Delaware the Certificates of Merger executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Mergers shall become effective at the Effective Time.

     Section 2.3 Effects of the Mergers. At and after the Effective Time, each of the Mergers shall have the effects set forth in Section 259 of the DGCL.

     Section 2.4 Certificates of Incorporation and Bylaws.

     (a) The certificate of incorporation of United Online at the effective time shall be in the form set forth in Section 2.4(a) of the NetZero Disclosure Letter. The certificate of incorporation of NetZero, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to read in its entirety the same as the certificate of incorporation of NetZero Merger Sub (except that its name shall be NetZero, Inc.) and as so amended shall be the certificate of incorporation of the NetZero Surviving Corporation. The certificate of incorporation of Juno, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to read in its entirety the same as the certificate of incorporation of Juno Merger Sub (except that its name shall be Juno Online Services, Inc.) and as so amended shall be the certificate of incorporation of the Juno Surviving Corporation.

     (b) The bylaws of United Online at the Effective Time shall be in the form set forth in Section 2.4(b) of the NetZero Disclosure Letter. The bylaws of NetZero Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the NetZero Surviving Corporation. The bylaws of Juno Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Juno Surviving Corporation.

     Section 2.5 Officers and Directors. The officers and directors of NetZero immediately prior to the Effective Time shall be the officers and directors of United Online at the Effective Time. The officers of NetZero immediately prior to the Effective Time shall be the initial officers of the NetZero Surviving Corporation. The directors of NetZero Merger Sub immediately prior to the effective time shall be the initial directors of the NetZero Surviving Corporation. The officers of Juno Merger Sub immediately prior to the Effective Time shall be the initial officers of the Juno Surviving Corporation. The directors of Juno Merger Sub immediately prior to the Effective Time shall be the initial directors of the Juno Surviving Corporation.

     Section 2.6 Closing. The closing of the Mergers shall take place at 10:00 a.m. (eastern time) on a date to be agreed upon by the parties, and if such date is not agreed upon by the parties, the Closing shall occur on the second Business Day after satisfaction or waiver of all of the conditions set forth in Article 8, at the offices of Brobeck, Phleger & Harrison, LLP, 1633 Broadway, New York, New York 10019.

     Section 2.7 Effect on NetZero Common Stock. As of the Effective Time, by virtue of the NetZero Merger and without any action on the part of the holders of any shares of NetZero Common Stock or the holders of any shares of capital stock of NetZero Merger Sub:

     (a) Subject to Section 3.5, each issued and outstanding share of NetZero Common Stock (other than shares to be cancelled in accordance with Section 2.7(c) and NetZero Dissenting Shares) shall be converted into the right to receive a number of fully paid and nonassessable shares of United Online Common Stock equal to the NetZero Exchange Ratio. As of the Effective Time, all such shares of NetZero Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist. As of the Effective Time, each Certificate formerly representing shares of NetZero Common Stock, without any action on the part of NetZero or the holder of such shares of NetZero Common Stock, shall be deemed to represent only the right to receive that number of shares of United Online Common Stock determined by multiplying the number of shares of NetZero Common Stock represented by such Certificate by the NetZero Exchange Ratio. Each holder of a Certificate shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such Certificates, certificates representing the shares of United Online Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Article 3 without interest.

     (b) Each issued and outstanding share of common stock, par value $0.001 per share, of NetZero Merger Sub, shall be converted into one fully paid and nonassessable share of common stock, par value $0.001 per share, of the NetZero Surviving Corporation.

     (c) Each share of NetZero Common Stock issued and owned or held by NetZero, Juno or any of their respective Subsidiaries at the Effective Time shall, by virtue of the NetZero Merger, cease to be outstanding and shall be cancelled, and no consideration shall be delivered in exchange therefor.

     Section 2.8 NetZero Stock Option Plans; NetZero Restricted Shares; NetZero ESPP.

     (a) As of the Effective Time, each outstanding NetZero Option shall thereafter entitle the holder thereof to receive, upon the exercise thereof, that number of shares of United Online Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of NetZero Common Stock subject to such NetZero Option immediately prior to the Effective Time and (ii) the NetZero Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the exercise price per share of NetZero Common Stock subject to such NetZero Option divided by
(z) the NetZero Exchange Ratio.

     (b) As of the Effective Time, United Online shall assume in full, on the same terms and conditions, each NetZero Option, whether vested or unvested, together with the NetZero Stock Option Plans, subject to the adjustment provided in Section 2.8(a). Section 5.3(a) of the NetZero Disclosure Letter sets forth a list of all NetZero Options whether or not under any of the NetZero Stock Option Plans, including the term and the exercise price of each NetZero Option. The assumption of a NetZero Option by United Online shall not terminate or modify (except as required under this Agreement or as set forth in Section 5.3(a) of the NetZero Disclosure Letter) any right of first refusal, right of repurchase, vesting schedule or other restriction on transferability relating to a NetZero Option or the stock issuable upon the exercise thereof. Continuous employment with NetZero shall be credited to an optionee for purposes of determining the number of shares subject to exercise, vesting or repurchase after the Effective Time, and the provisions in the NetZero Stock Option Plans and/or in any stock option agreement evidencing the terms and conditions of any NetZero Option relating to the exercisability of any NetZero Option upon termination of an optionee's employment or service as a director shall not be deemed triggered until such time as such optionee shall be neither an employee or officer nor serving as a director of United Online or any Subsidiary of United Online. After such assumption, United Online shall issue, upon any partial or total exercise of any NetZero Option, in lieu of shares of NetZero Common Stock, the number of shares of United Online Common Stock to which the holder of the NetZero Option is entitled pursuant to this Agreement. The assumption by United Online of NetZero Options shall not give holders of such NetZero Options any additional benefits which they did not have immediately prior to the Effective Time and shall not create any implied agreement for employment. United Online shall file with the SEC as soon as practicable, and in any event within five Business Days following the Effective Time, a registration statement on Form S-8 under the Securities Act, covering the shares of United Online Common Stock to be issued upon the exercise of NetZero Options assumed by United Online. Prior to the Effective Time, NetZero shall make such amendments, if any, to the NetZero Stock Option Plans and any award or agreement evidencing a NetZero Option as shall be necessary to permit such assumption in accordance with this Section 2.8. It is the intention of the parties that (i) the NetZero Options assumed by United Online shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the same extent the NetZero Options qualified as incentive stock options immediately prior to the Effective Time,
(ii) the assumption of NetZero Options provided by this Section 2.8(b) shall satisfy the conditions of Section 424(a) of the Code and (iii) the provisions of this Section 2.8(b) shall be applied consistent with this intent.

     (c) If and to the extent necessary or required by the terms of the plans governing the NetZero Options or pursuant to the terms of any NetZero Option granted thereunder, each of

United Online and NetZero shall use its best efforts to obtain the consent of each holder of outstanding NetZero Options to the foregoing treatment of such NetZero Options.

     (d) At the Effective Time, United Online shall assume the outstanding offering periods under the NetZero ESPP, and all outstanding NetZero Purchase Rights shall be converted (in accordance with the NetZero Exchange Ratio) into rights to purchase shares of United Online Common Stock (with the number of shares rounded down to the nearest whole share and the purchase price as of the offering date for each offering period in effect as of the Effective Time rounded up to the nearest whole cent). All such converted NetZero Purchase Rights shall be assumed by United Online, and each offering period in effect under the NetZero ESPP immediately prior to the Effective Time shall be continued in accordance with the terms of the NetZero ESPP until the end of such offering period. The NetZero ESPP shall terminate or be merged into a stock purchase plan sponsored by United Online immediately following the exercise of the last assumed NetZero Purchase Right, and no additional NetZero Purchase Rights shall be granted under the NetZero ESPP following the Effective Time. From and after the Effective Time, all references to NetZero in the NetZero ESPP and related documents shall be deemed to refer to United Online (provided, that the purchase price as of the offering date for a relevant period shall be determined with respect to the fair market value of NetZero Common Stock on such date, as adjusted by this Section 2.8). United Online shall take all corporate action necessary to reserve for issuance a sufficient number of shares of United Online Common Stock for issuance upon exercise of the NetZero Purchase Rights under the NetZero ESPP assumed in accordance with this Section 2.8.

     (e) Each outstanding share of NetZero Common Stock which is subject to NetZero's right to purchase under any NetZero Stock Option Plan shall be converted into the right to receive shares of United Online Common Stock and any purchase right under such NetZero Option Plan shall be converted into the right to purchase the number of shares of United Online Common Stock equal to the NetZero Exchange Ratio times the number of shares of NetZero Common Stock that were purchasable immediately prior to the Effective Time.

     Section 2.9 NetZero Appraisal Rights. Notwithstanding anything in this Agreement to the contrary and unless provided for by applicable Law, the NetZero Dissenting Shares shall not be converted into the right to receive the applicable shares of United Online Common Stock with respect thereto, unless and until such stockholders shall have failed to perfect their right of appraisal under applicable Law, but, instead, the holders thereof shall be entitled to payment of the appraised value of such NetZero Dissenting Shares in accordance with Section 262 of the DGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each share of NetZero Common Stock held by such stockholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, the applicable shares of United Online Common Stock with respect thereto, in the manner provided for in
Section 2.7.

     Section 2.10 Effect on Juno Common Stock. As of the Effective Time, by virtue of the Juno Merger and without any action on the part of the holders of any shares of Juno Common Stock or the holders of any shares of capital stock of Juno Merger Sub:

     (a) Subject to Section 3.5, each issued and outstanding share of Juno Common Stock (other than shares to be cancelled in accordance with Section 2.10(c)) shall be converted into the right to receive a number of fully paid and nonassessable shares of United Online Common Stock equal to the Juno Exchange Ratio. As of the Effective Time, all such shares of Juno Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist. As of the Effective Time, each Certificate, without any action on the part of Juno or the holder of such shares of Juno Common Stock, shall be deemed to represent only the right to receive that number of shares of United Online Common Stock determined by multiplying the number of shares of Juno Common Stock represented by such Certificate by the Juno Exchange Ratio. Each holder of a Certificate shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such Certificates, certificates representing the shares of United Online Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Article 3 without interest.

     (b) Each issued and outstanding share of common stock, par value $0.001 per share, of Juno Merger Sub, shall be converted into one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Juno Surviving Corporation.

     (c) Each share of Juno Common Stock issued and owned or held by Juno, NetZero or any of their respective Subsidiaries at the Effective Time shall, by virtue of the Juno Merger, cease to be outstanding and shall be cancelled and no consideration shall be delivered in exchange therefor.

     Section 2.11 Juno Stock Option Plans; Juno ESPP.

     (a) As of the Effective Time, each outstanding Juno Option shall thereafter entitle the holder thereof to receive, upon the exercise thereof, that number of shares of United Online Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Juno Common Stock subject to such Juno Option immediately prior to the Effective Time and (ii) the Juno Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the exercise price per share of Juno Common Stock subject to such Juno Option divided by (z) the Juno Exchange Ratio.

     (b) As of the Effective Time, United Online shall assume in full, on the same terms and conditions, each Juno Option, whether vested or unvested, together with the Juno Stock Option Plans, subject to the adjustment provided in Section 2.11(a). Section 4.3(a) of the Juno Disclosure Letter sets forth a list of all Juno Options whether or not under any of the Juno Stock Option Plans, including the term and the exercise price of each Juno Option. The assumption of a Juno Option by United Online shall not terminate or modify (except as required under this Agreement or as set forth in Section 4.3(a) of the Juno Disclosure Letter) any right of first refusal, right of repurchase, vesting schedule or other restriction on transferability relating to a Juno Option or the stock issuable upon the exercise thereof. Continuous employment with Juno shall be credited to an optionee for purposes of determining the number of shares subject to exercise, vesting or repurchase after the Effective Time, and the provisions in the Juno Stock Option Plans and/or in any stock option agreement evidencing the terms and conditions of any Juno Option relating to the exercisability of any Juno Option upon termination of an optionee's employment or service as a director shall not be deemed triggered until such time as such optionee shall be neither an employee or officer nor serving as a director of United Online or any Subsidiary of United Online. After such assumption, United Online shall issue, upon any partial or total exercise of any Juno Option, in lieu of shares of Juno Common Stock, the number of shares of United Online Common Stock to which the holder of the Juno Option is entitled pursuant to this Agreement. The assumption by United Online of Juno Options shall not give holders of such Juno Options any additional benefits which they did not have immediately prior to the Effective Time and shall not create any implied agreement for employment. United Online shall file with the SEC as soon as practicable, and in any event within five Business Days following the Effective Time, a registration statement on Form S-8 under the Securities Act, covering the shares of United Online Common Stock to be issued upon the exercise of Juno Options assumed by United Online. Prior to the Effective Time, Juno shall make such amendments, if any, to the Juno Stock Option Plans and any award or agreement evidencing a Juno Option as shall be necessary to permit such assumption in accordance with this Section
2.11. It is the intention of the parties that (i) the Juno Options assumed by United Online shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the same extent the Juno Options qualified as incentive stock options immediately prior to the Effective Time, (ii) the assumption of Juno Options provided by this Section 2.11(b) shall satisfy the conditions of Section 424(a) of the Code and (iii) the provisions of this Section 2.11(b) shall be applied consistent with this intent.

     (c) If and to the extent necessary or required by the terms of the plans governing Juno Options or pursuant to the terms of any Juno Option granted thereunder, each of United Online and Juno shall use its best efforts to obtain the consent of each holder of outstanding Juno Options to the foregoing treatment of such Juno Options.

     (d) At the Effective Time, United Online shall assume the outstanding offering periods under the Juno ESPP, and all outstanding Juno Purchase Rights shall be converted (in accordance with the Juno Exchange Ratio) into rights to purchase shares of United Online Common Stock (with the number of shares rounded down to the nearest whole share and the purchase price as of the offering date for each offering period in effect as of the Effective Time rounded up to the nearest whole cent). All such converted Juno Purchase Rights shall be assumed by United Online, and each offering period in effect under the Juno ESPP immediately prior to the Effective Time shall be continued in accordance with the terms of the Juno ESPP until the end of such offering period. The Juno ESPP shall terminate or be merged into a stock purchase plan sponsored by United Online immediately following the exercise of the last assumed Juno Purchase Right, and no additional Juno Purchase Rights shall be granted under the Juno ESPP following the Effective Time. From and after the Effective Time, all references to Juno in the Juno ESPP and related documents shall be deemed to refer to United Online (provided, that the purchase price as of the offering date for a relevant period shall be determined with respect to the fair market value of Juno Common Stock on such date, as adjusted by this Section 2.11). United Online shall take all corporate action necessary to reserve for issuance a sufficient number of shares of United Online Common Stock for issuance upon exercise of the Juno Purchase Rights under the Juno ESPP assumed in accordance with this Section 2.11.

     Section 2.12 Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of NetZero Common Stock or the outstanding shares of Juno Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the NetZero Exchange Ratio or Juno Exchange Ratio, as the case may be, shall be appropriately adjusted to provide to the holders of NetZero Common Stock and Juno Common Stock the same economic effect as contemplated by this Agreement prior to such event.

                                  ARTICLE 3

                           EXCHANGE OF CERTIFICATES

     Section 3.1 Exchange Fund. Prior to the Effective Time, United Online shall appoint an Exchange Agent reasonably acceptable to Juno. From time to time as requested by the Exchange Agent, United Online shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of NetZero Common Stock and holders of shares of Juno Common Stock, certificates representing the shares of the United Online Common Stock issuable pursuant to Sections 2.7 and 2.10 in exchange for outstanding shares of NetZero Common Stock and Juno Common Stock. United Online agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 3.5 and any dividends and other distributions pursuant to Section 3.3.

     Section 3.2 Exchange Procedures. Promptly after the Effective Time, United Online shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Juno or NetZero may reasonably specify (such letter to be reasonably acceptable to NetZero and Juno prior to the Effective Time) and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable shares of United Online Common Stock, together with any dividends and other distributions with respect thereto and any cash in lieu of fractional shares. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more shares of United Online Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is specifically requested or is otherwise required by applicable
Law) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.7 or 2.10 (after taking into account all shares of NetZero Common Stock and Juno Common Stock represented by all Certificates delivered by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article 3, including cash in lieu of any fractional shares of United Online Common Stock pursuant to Section 3.5 and dividends and other distributions pursuant to Section 3.3. No interest will be paid or will accrue on any cash payable pursuant to Section 3.3 or Section
3.5. In the event of a transfer of ownership of NetZero Common Stock which is not registered in the transfer records of NetZero or a transfer of ownership of Juno Common Stock which is not registered in the transfer records of Juno, one or more shares of United Online Common Stock evidencing, in the aggregate, the proper number of shares of United Online Common Stock, a check in the proper amount of cash in lieu of any fractional shares of United Online Common Stock pursuant to Section 3.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 3.3, shall be issued with respect to such NetZero Common Stock or Juno Common Stock to such a transferee if the Certificate representing such shares of NetZero Common Stock or Juno Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     Section 3.3 Distributions with Respect to Unexchanged Shares. No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of United Online Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of United Online Common Stock shall be paid to any such holder pursuant to Section 3.5 until such holder shall surrender such Certificate in accordance with Section 3.2. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to the record holder thereof without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of United Online Common Stock to which such holder is entitled pursuant to Section 3.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of United Online Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such shares of United Online Common Stock.

     Section 3.4 No Further Ownership Rights in NetZero Common Stock or Juno Common Stock. All shares of United Online Common Stock issued and cash paid upon conversion of shares of NetZero Common Stock or Juno Common Stock in accordance with the terms of Article 2 and this Article 3 (including any cash paid pursuant to Section 3.3 or 3.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of NetZero Common Stock or Juno Common Stock.

     Section 3.5 No Fractional Shares of United Online Common Stock.

     (a) No certificates or scrip or shares of United Online Common Stock representing fractional shares of United Online Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of United Online or a holder of shares of United Online Common Stock.

     (b) Notwithstanding any other provision of this Agreement, each holder of shares of NetZero Common Stock exchanged pursuant to the NetZero Merger and each holder of shares of Juno Common Stock exchanged pursuant to the Juno Merger, in each case, who would otherwise have been entitled to receive a fraction of a share of United Online Common Stock (determined after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of United Online Common Stock multiplied by (ii) the closing price for a share of United Online Common Stock as reported on NNM on the first trading day following the date during which the Effective Time occurs. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify United Online, and United Online shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms of this Agreement.

     Section 3.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall, at United Online's request, be delivered to United Online or otherwise on the instruction of United Online, and any holders of the Certificates who have not theretofore complied with this
Article 3 shall after such delivery look only to United Online for the shares of United Online Common Stock with respect to the shares of NetZero Common Stock or Juno Common Stock formerly represented thereby to which such holders are entitled pursuant to Sections 2.7 and 2.10, any cash in lieu of fractional shares of United Online Common Stock to which such holders are entitled pursuant to Section 3.5 and any dividends or distributions with respect to shares of United Online Common Stock to which such holders are entitled pursuant to Section 3.3. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of NetZero Common Stock or Juno Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by Law, become the property of United Online free and clear of any claims or interest of any Person previously entitled thereto.

     Section 3.7 No Liability. None of United Online, NetZero, NetZero Merger Sub, Juno, Juno Merger Sub or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 3.8 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by United Online on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable to former NetZero stockholders or former Juno stockholders pursuant to Article 2 or this Article 3. Any interest and other income resulting from such investments shall promptly be paid to United Online.

     Section 3.9 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by United Online, the posting by such Person of a bond in such reasonable amount as United Online may direct as indemnity against any claim that may be made against it or its Subsidiary with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable shares of United Online Common Stock with respect to the shares of NetZero Common Stock or Juno Common Stock formerly represented thereby, any cash in lieu of fractional shares of United Online Common Stock, and unpaid dividends and distributions on shares of United Online Common Stock deliverable in respect thereof, pursuant to this Agreement.

     Section 3.10 Withholding Rights. United Online shall be entitled to deduct and withhold from the shares of United Online Common Stock otherwise payable pursuant to this Agreement to any former holder of shares of NetZero Common Stock or Juno Common Stock such amounts as it reasonably determines it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by United Online, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the shares of NetZero Common Stock or Juno Common Stock in respect of which such deduction and withholding was made by United Online.

     Section 3.11 Further Assurances. At and after the Effective Time, the officers and directors of United Online will be authorized to execute and deliver, in the name and on behalf of Juno, Juno Merger Sub, NetZero or NetZero Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Juno, Juno Merger Sub, NetZero or NetZero Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in United Online any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired directly or indirectly by United Online as a result of, or in connection with, the Mergers.

     Section 3.12 Stock Transfer Books. The stock transfer books of NetZero and Juno shall be closed at the close of business on the day during which the Effective Time occurs and there shall be no further registration of transfers of shares of NetZero Common Stock or Juno Common Stock thereafter on the records of NetZero or Juno. On or after the Effective Time, any Certificates presented to the Exchange Agent or United Online for any reason shall be converted into the right to receive the applicable shares of United Online Common Stock with respect to the shares of NetZero Common Stock or Juno Common Stock formerly represented thereby (including any cash in lieu of fractional shares of United Online Common Stock to which the holders thereof are entitled pursuant to Section 3.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.3).

                                   ARTICLE 4

                              REPRESENTATIONS AND
                              WARRANTIES OF JUNO

     Except as set forth in the Juno Disclosure Letter, Juno represents and warrants to NetZero that all of the statements contained in this Article 4 are true and correct. Each exception set forth in the Juno Disclosure Letter and each other response to this Agreement set forth in the Juno Disclosure Letter is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and relates only to such section, except to the extent that one portion of the Juno Disclosure Letter specifically refers to another portion thereof, identifying such other portion by specific cross reference.

     Section 4.1 Organization; Qualification. Juno (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets, except where the failure to have such power and authority could not reasonably be expected to have, individually or in the aggregate, a Juno Material Adverse Effect; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except for such failures to be so qualified or licensed and in good standing as could not, individually or in the aggregate, reasonably be expected to have a Juno Material Adverse Effect. Juno has made available to NetZero complete and correct copies of its certificate of incorporation and bylaws, each as presently in effect.

     Section 4.2 Subsidiaries and Affiliates. Section 4.2 of the Juno Disclosure Letter sets forth the name, jurisdiction of incorporation and authorized and outstanding capital of each Juno Subsidiary and the jurisdictions in which each Juno Subsidiary is qualified to do business. Juno does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business or other Person, other than publicly traded securities constituting less than five percent of the outstanding equity of the issuing entity. All the outstanding capital stock of each Juno Subsidiary is, directly or indirectly, owned (of record and beneficially) by Juno free and clear of any Liens, options or encumbrances of any kind, restrictions on transfers (other than restrictions on transfer arising under applicable securities laws), claims or charges of any kind, and is validly issued, fully paid and nonassessable. There are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Juno Subsidiary to any Person except Juno. Each Juno Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation; (b) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns except where the failure to be so organized, existing or in good standing or to have such power and authority could not reasonably be expected to have, individually or in the aggregate, a Juno Material Adverse Effect; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except for such failures to be so qualified or licensed and in good standing as could not, individually or in the aggregate, reasonably be expected to have a Juno Material Adverse Effect. Juno has made available to NetZero complete and correct copies of the certificate of incorporation, bylaws or similar organizational documents of each Juno Subsidiary, as presently in effect. With respect to any exception to ownership set forth in Section 4.2 of the Juno Disclosure Letter, the schedule completely and correctly identifies the record and the beneficial owner of any such shares, whether such record or beneficial owner is an employee, agent or Affiliate of Juno, and any agreement, arrangement or understanding, whether written or oral, with respect to such ownership.

     Section 4.3 Capitalization.

     (a) The authorized capital stock of Juno consists of 133,333,334 shares of Juno Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this Agreement, (i) 41,742,236 shares of Juno Common Stock were issued and outstanding, (ii) no shares of Juno Common Stock were issued and held in the treasury of Juno,

(iii) no shares of preferred stock were issued and outstanding, (iv) 8,399,834 shares of Juno Common Stock were reserved for issuance upon exercise of outstanding Juno Options granted under Juno's 1999 Stock Incentive Plan, (v) 376,022 shares of Juno Common Stock were reserved for issuance pursuant to the Juno ESPP and (vi) 862,000 shares of Juno Common Stock were reserved for issuance upon exercise of the outstanding Juno Options granted under the Juno 2001 Supplemental Stock Incentive Plan. Section 4.3(a) of the Juno Disclosure Letter lists, as of the date of this Agreement, the holder of each outstanding Juno Option, the number of shares of Juno Common Stock for which such Juno Option is exercisable, the exercise price of such Juno Option, the extent to which such Juno Option will vest upon consummation of any of the Transactions and the vesting schedule of such Juno Option. All the outstanding shares of Juno's capital stock are, and all shares of Juno Common Stock which may be issued pursuant to the exercise of outstanding Juno Options will be, when issued in accordance with the respective terms of such Juno Option, duly authorized, validly issued, fully paid and nonassessable. There is no Voting Debt of Juno or any Juno Subsidiary issued and outstanding. Except as set forth above and except for the Transactions, as of the date hereof, (x) there are no shares of capital stock of Juno authorized, issued or outstanding; (y) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements, understandings or commitments of any character, relating to the issued or unissued capital stock of Juno or any Juno Subsidiary, obligating Juno or any Juno Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, Juno or any Juno Subsidiary or securities convertible into or exchangeable for such shares, equity interests or Voting Debt, or obligating Juno or any Juno Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment; and (z) there are no outstanding contractual obligations of Juno or any Juno Subsidiary to repurchase, redeem or otherwise acquire any shares of Juno Common Stock, or the capital stock of Juno, or any Juno Subsidiary or Affiliate of Juno or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Juno Subsidiary or any other entity or Person.

     (b) There are no voting trusts or other agreements or understandings to which Juno, any Juno Subsidiary or, to Juno's knowledge, to which their Affiliates or stockholders are a party with respect to the voting of the capital stock of Juno or any Juno Subsidiary.

     Section 4.4 Authorization, Validity of Agreement, Juno Action. Juno has full corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of, and the performance by Juno of its obligations under, this Agreement and the consummation by it of the Transactions, have been duly authorized by Juno's board of directors and, except for obtaining the approval of its stockholders as contemplated by
Section 4.6, no other corporate action on the part of Juno or its stockholders is necessary to authorize the execution and delivery by Juno of this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by Juno and, assuming due and valid authorization, execution and delivery thereof by the other parties hereto, this Agreement is a valid and binding obligation of Juno enforceable against Juno in accordance with its terms.

     Section 4.5 Board Approvals Regarding Transactions. Juno's board of directors, at a meeting duly called and held, has unanimously (a) determined that each of this Agreement and the Juno Merger is advisable for, fair to and in the best interests of Juno and the stockholders of Juno, (b) approved this Agreement, the Juno Voting Agreements and the Transactions and (c) resolved to recommend that the stockholders of Juno adopt this Agreement, and none of the aforesaid actions by Juno's board of directors has been amended, rescinded or modified. The action taken by Juno's board of directors constitutes approval of this Agreement, the Juno Voting Agreements, the Juno Merger and the other Transactions by Juno's board of directors under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement or the other Transactions. No other state takeover, antitakeover, moratorium, fair price, interested stockholder, business combination or similar statute or rule is applicable to the Juno Merger or the other Transactions.

     Section 4.6 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Juno Common Stock is the only vote of the holders of any class or series of Juno's capital stock necessary to approve the Juno Merger or adopt this Agreement and no other vote of any class or series of Juno's capital stock is necessary to approve any of the Transactions.

     Section 4.7 Consents and Approvals, No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, state securities or blue sky laws, the NNM and the filing of the Juno Certificate of Merger, none of the execution or delivery by Juno of, or performance by Juno of its obligations under, this Agreement, the consummation by Juno of the Transactions or compliance by Juno with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the certificate of incorporation, the bylaws or similar organizational documents of Juno or any Juno Subsidiary, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or loss of any rights) under, any of the terms, conditions or provisions of any Contract to which Juno is a party or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Juno, any Juno Subsidiary or any of their properties or assets, excluding from the foregoing clauses (b),
(c) and (d) such filings, permits, authorizations, consents, approvals, violations, breaches or defaults, and such rights of termination, amendment, cancellation or acceleration or loss of any rights, which could not, individually or in the aggregate, reasonably be expected to have a Juno Material Adverse Effect. Except as set forth in Section 4.7 of the Juno Disclosure Letter, there are no third party non-governmental consents, notices or approvals related to Juno, any Juno Subsidiary or any of their respective assets or properties required to be obtained prior to the consummation of any of the Transactions, except where failure to obtain such consents, notices or approvals could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     Section 4.8 Reports and Financial Statements.

     (a) Juno has filed Juno SEC Documents with the SEC. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date of this Agreement, the Juno SEC Documents, including any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. None of the Juno Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the Juno Financial Statements have been prepared from, and are in accordance with, the books and records of Juno and the Juno Subsidiaries. The Juno Financial Statements complied, as of their respective dates, with applicable accounting requirements and rules and regulations of the SEC. The Juno Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of interim condensed consolidated financial statements, to normal, recurring and immaterial year-end adjustments and the absence of certain notes) and fairly present in all material respects (i) the consolidated financial position of Juno and the Juno Subsidiaries as of the dates thereof and (ii) the consolidated results of operations, changes in stockholders' equity and cash flows of Juno and the Juno Subsidiaries for the periods presented therein.

     Section 4.9 No Undisclosed Liabilities. Except (a) as disclosed in the Juno Financial Statements and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, neither Juno nor any Juno Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that, individually or in the aggregate, have, or could reasonably be expected to have, a Juno Material Adverse Effect.

     Section 4.10 Absence of Certain Changes. Since the Balance Sheet Date, except as disclosed in the Juno SEC Documents filed prior to the date hereof,
(i) Juno and each Juno Subsidiary has conducted its respective business only in the ordinary and usual course consistent with past practice, (ii) there have not occurred any events or changes in or developments with respect to the business, condition (financial or otherwise), assets or results of operations of Juno and its Subsidiaries (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) taken as a whole, having or reasonably expected to have, individually or in the aggregate, a Juno Material Adverse Effect and (iii) Juno has not taken, resolved to take or committed to take any action which would have been prohibited under Section
6.1 if such Section applied to the period between the Balance Sheet Date and the date of this Agreement.

     Section 4.11 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any Governmental Entity pending or, to the best knowledge of Juno, threatened, against or involving Juno or any Juno Subsidiary, which could, individually or in the aggregate, reasonably be expected to have a Juno Material Adverse Effect. Juno does not know of any valid basis for any such action, proceeding or investigation. Neither Juno nor any Juno Subsidiary is in default under or in violation of, nor to Juno's knowledge is there any valid basis for any claim of default under or violation of, any Contract to which Juno or any Juno Subsidiary is a party or by which any of them or any of their assets is bound, except where such claim of default or violation could not reasonably be expected to have, individually or in the aggregate, a Juno Material Adverse Effect. Neither Juno nor any Juno Subsidiary is subject to any judgment, order or decree which may have an adverse effect on its or the Juno Surviving Corporation's business practices or on its or Juno Surviving Corporation's ability to acquire any property or conduct its business in any area. Except as set forth in the Juno SEC Documents, there are no controversies pending or, to the knowledge of Juno, threatened, which controversies have resulted, or could reasonably be expected to result, in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic which if determined adversely to Juno or any Juno Subsidiary could, individually or in the aggregate, reasonably be expected to have a Juno Material Adverse Effect. Section 4.11 of the Juno Disclosure Letter sets forth all pending and threatened actions, suits, proceedings and arbitration involving Juno or any Juno Subsidiary as of the date of this Agreement.

     Section 4.12 Employee Benefit Plans.

     (a) Section 4.12 of the Juno Disclosure Letter lists each Juno Benefit
Plan.

     (b) With respect to each Juno Benefit Plan, Juno has made available to NetZero a true, complete and correct copy of (i) such Juno Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description and all summaries of material modifications issued since the date of the most recent summary plan description, if any, related to such Juno Benefit Plan, (ii) each trust agreement or other funding arrangement, (iii) the most recent annual report (Form 5500) filed with the IRS (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Juno Benefit Plan), (iv) the most recent actuarial report or financial statement, (v) the most recent determination or similar letter, if any, issued by the IRS and any pending request for a determination or similar letter and (vi) each registration statement, permit application and prospectus. Neither Juno nor any Juno Subsidiary has any express commitment to continue (for any period), modify, change or terminate any Juno Benefit Plan, other than (1) as provided under the terms of the applicable Juno Benefit Plan, or (2) with respect to a modification, change or termination (A) required by ERISA or the Code or (B) in the ordinary course of business consistent with past practice.

     (c) Except as could not, individually or in the aggregate, reasonably be expected to have a Juno Material Adverse Effect: (i) each Juno Benefit Plan has been administered in accordance with its terms and all applicable Laws, including ERISA and the Code (including the prohibited transaction rules thereunder); (ii) all contributions required to be made under the terms of any of Juno Benefit Plans have, as of the date of this Agreement, been timely made or, if not yet due, have been properly reflected in Juno's and its Subsidiaries' financial accounting records prior to the date of this Agreement; (iii) no suit, administrative proceeding, action or other adverse proceeding or claim has been brought against or with respect to any such Juno Benefit Plan (other than routine benefits claims) and there is no pending audit or inquiry by the IRS or United States Department of Labor with respect to any Juno Benefit Plan; and (iv) no event has occurred and, to the knowledge of Juno or any Juno Subsidiary, there exists no condition or set of circumstances that could subject Juno or any Juno Subsidiary to any liability (other than for routine benefit liabilities) relating in any way to any Juno Benefit Plan.

     (d) Each Juno Benefit Plan and its related trust that is intended to qualify under Section 401(a) or 4975(e)(7) and Section 501(a), respectively, of the Code has received a favorable determination letter from the IRS as to such qualified status or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer and nothing has occurred that could reasonably be expected to cause the loss of such qualified status.

     (e) No Juno Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA or the minimum funding rules of ERISA or the Code and no Juno ERISA Affiliate has sponsored or contributed to or been required to contribute to any such pension plan.

     (f) With respect to each Juno Benefit Plan required to be set forth in the Juno Disclosure Letter that is subject to Title IV of ERISA or the minimum funding rules of ERISA or the Code, except as could not, individually or in the aggregate reasonably be expected to have a Juno Material Adverse Effect:
(i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within thirty days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Juno Benefit Plan; (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA); and (iv) none of the assets of Juno or any Juno Subsidiary is, or may reasonably be expected to become, the subject of any Lien arising under ERISA or Section 412(n) of the Code.

     (g) Except as required by applicable Law, no Juno Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. To Juno's knowledge, Juno and each of its Subsidiaries are in compliance in all material respects with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended.

     (h) Except as provided in Section 4.12(h) of the Juno Disclosure Letter, Juno has made available to NetZero true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of Juno or any Juno Subsidiary providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of Juno or any Juno Subsidiary with or relating to their respective employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of Juno or any Juno Subsidiary with or relating to their respective employees, directors or consultants which contain "change of control" or similar provisions. Except as set forth in Section 4.12(h) of the Juno Disclosure Letter, the consummation of the Transactions will not, alone or in conjunction with any other event or events (including termination of employment), (i) entitle any current or former employee or consultant of Juno or any Juno Subsidiary to severance benefits or any other compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or consultant, alone or in conjunction with any other possible event (including termination of employment).

     Section 4.13 Tax Matters.

     (a) Except as could not, individually or in the aggregate, reasonably be expected to have a Juno Material Adverse Effect, Juno and each Juno Subsidiary have duly filed all Tax Returns that are required to be filed and have duly paid or caused to be duly paid in full all Taxes reflected on such Tax Returns. All such Tax Returns are correct and complete in all material respects and accurately reflect all liability for Taxes for the periods covered thereby. All material unpaid Taxes owed by Juno and all Juno Subsidiaries relating to periods or portions of periods through the Balance Sheet Date (whether or not shown on any Tax Return) are reflected on the Juno Financial Statements. Since the Balance Sheet Date, Juno and Juno Subsidiaries have not incurred any liability for any Taxes other than in the ordinary course of business. Neither Juno nor any Juno Subsidiary has received written notice of any claim made by an authority in a jurisdiction where Juno or the Juno Subsidiary, as the case may be, does not file Tax Returns, that Juno or the Juno Subsidiary is or may be subject to taxation by that jurisdiction.

     (b) The federal income Tax Returns of Juno and each of the Juno Subsidiaries have not been examined by the IRS (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired). Neither Juno nor any Juno Subsidiary has waived any statute of limitations in any jurisdiction in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (c) No federal, state, local or foreign audits, examinations or other administrative proceedings are pending or, to Juno's knowledge, threatened with regard to any Taxes or Tax Returns of Juno or of any Juno Subsidiary. There is no dispute or claim concerning any Tax liability of Juno or any Juno Subsidiary either claimed or raised by any taxing authority in writing.

     (d) Neither Juno nor any Juno Subsidiary has filed a consent pursuant to
Section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by Juno or any Juno Subsidiary.

     (e) Neither Juno nor any Juno Subsidiary has been nor will be required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Effective Time. Neither Juno nor any Juno Subsidiary is obligated to make any payment to a person which is described in Section 162(a) which would not reasonably be expected to be deductible by reason of Section 162, or any payment that could reasonably be expected to be a non-deductible "excess parachute payment" as such term is defined in Section 280G.

     (f) Neither Juno nor any Juno Subsidiary has filed any disclosures under
Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

     (g) Juno has at no time been a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

     (h) Neither Juno nor any Juno Subsidiary is a party to any material Tax sharing, Tax indemnity or other Tax-related agreement or arrangement with any entity not included in Juno's consolidated financial statements most recently filed by Juno with the SEC.

     (i) None of Juno or any Juno Subsidiary has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for Tax purposes under state, local or foreign law (other than a group the common parent of which is Juno), or has any liability for Taxes of any Person (other than Juno and Juno Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract or otherwise.

     Section 4.14 Intellectual Property. Section 4.14 of the Juno Disclosure Letter contains a true and complete list of all of the patents, registrations and applications relating to the Intellectual Property owned or held by Juno and the Juno Subsidiaries. Except as could not, individually or in the aggregate, reasonably be expected to have a Juno Material Adverse Effect and except as set forth in the relevant subsection of Section 4.14 of the Juno Disclosure Letter:

     (a) with the exception of End-User Licenses, Juno Intellectual Property consists solely of items and rights which are, to the knowledge of Juno, (i) owned by Juno or any Juno Subsidiary, (ii) in the public domain, or (iii) rightfully used by Juno or any Juno Subsidiary and their successors pursuant to a valid License.

     (b) (i) Juno and Juno Subsidiaries have sufficient rights in Juno Intellectual Property necessary to carry out their current and currently contemplated activities, (ii) all material registered or issued Intellectual Property held by Juno and any Juno Subsidiary is unexpired and has not been abandoned and (iii) there are no royalties, fees, honoraria or other payments payable by Juno or any Juno Subsidiary to any third Person by reason of the ownership, development, use, license, sale or disposition of Juno Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business;

     (c) to Juno's knowledge, (i) the reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Juno Intellectual Property, product, work, technology or process as now used or offered or proposed for use, licensing or sale by Juno or any Juno Subsidiary does not Infringe any Intellectual Property or other proprietary rights of a third Person and (ii) there is no Infringement or other unauthorized use of any of Juno Intellectual Property by any third Person

     (d) no claim has been overtly asserted (i) challenging the validity, effectiveness or ownership by Juno or any Juno Subsidiary of any of Juno Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any service, product, work, technology or process as now used or offered or proposed for use, licensing or sale by Juno or any Juno Subsidiary Infringes or will Infringe on any Intellectual Property or other similar proprietary rights of any third Person, and to Juno's knowledge, within the last twenty-four months, no such claim has been made or threatened in writing by any third

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

Person (a true and complete list of all such claims are listed in Section 4.14(d) of the Juno Disclosure Letter), nor are there any valid grounds for any bona fide claim of any such kind;

     (e) to Juno's knowledge, (i) Juno and each of the Juno Subsidiaries have observed all provisions of, and performed all of their obligations under, the Licenses to which each is a party, (ii) neither Juno nor any Juno Subsidiary is in violation of any License to which Juno or any Juno Subsidiary is a party or otherwise bound, and (iii) the execution or delivery of this Agreement, or performance of Juno's obligations hereunder, will not cause the diminution, termination or forfeiture of any such License or any Juno Intellectual Property. Section 4.14(e) of the Juno Disclosure Letter sets forth a list of all material Licenses to which Juno or any of Juno Subsidiaries are a party;

     (f) except for any rights granted to third Persons pursuant to Licenses relating to the Software Programs, Juno or a Juno Subsidiary owns full and unencumbered right and title to all of the Software Programs (a true and complete list of all material Software Programs being contained in Section 4.14(f) of the Juno Disclosure Letter) free and clear of all Liens, adverse claims, restrictions on transfers and encumbrances;

     (g) the source code and system documentation relating to the Software
Programs: (i) have at all times been maintained in reasonable confidence, (ii) have been disclosed by Juno or any Juno Subsidiary only to employees who have a reasonable "need to know" the contents thereof in connection with the performance of their duties to Juno or a Juno Subsidiary and who have executed the proprietary rights and nondisclosure agreements in connection therewith and (iii) have not been disclosed to any third Person except pursuant to a License with, or confidentiality undertaking by, such third Person;

     (h) all use of each software product, scheduled on Section 4.14(h) of the Juno Disclosure Letter, by Juno or any Juno Subsidiary has been in compliance with the respective license agreement or other right of use listed on Section 4.14(h) of the Juno Disclosure Letter. With the exception of End User Licenses, Section 4.14(h) of the Juno Disclosure Letter contains a complete list of (i) material software libraries, compilers and other third-party software used in the development of the Software Programs and (ii) material software systems and applications used by Juno or any Juno Subsidiary in the operation of its business, and (iii) Licenses for the use of all such software and, if any such software is not licensed, the basis of the use of such software by Juno or any Juno Subsidiary; and

     (i) neither Juno, nor any Juno Subsidiary, have taken any action which could cause or have failed to take any action (other than a failure to file any registrations or applications with respect to any Juno Intellectual Property based on a reasonable decision in the ordinary course of business), the failure to take which could cause, (i) any source code, trade secret or other Juno Intellectual Property to be released from an escrow, placed in the public domain or dedicated to the public, or otherwise made available to unauthorized third Persons or (ii) cause any other material adverse effect to the protection of the Software Programs under trade secret, copyright, patent or other intellectual property laws.

     Section 4.15 Employment Matters.

     (a) Except as could not, individually or in the aggregate, reasonably be expected to have a Juno Material Adverse Effect: (i) Juno and each Juno Subsidiary are in compliance in all respects with all currently applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and are not engaged in any unfair labor practice; (ii) Juno and each Juno Subsidiary have withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees, and neither Juno nor any Juno Subsidiary is liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and
(iii) neither Juno nor any Juno Subsidiary is liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as could not, individually or in the aggregate, reasonably be expected to have a Juno Material Adverse Effect, there are no pending claims against Juno or any Juno Subsidiary under any workers compensation plan or policy or for long-term disability. Neither Juno nor any Juno Subsidiary is a party to any collective bargaining agreement or other labor union contract, and neither Juno nor any Juno Subsidiary knows of any activities or proceedings of any labor union in connection with an attempt to organize any such employees. To Juno's knowledge, no employees of Juno or any Juno Subsidiary are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Juno or the Juno Subsidiary because of the nature of the business conducted or presently proposed to be conducted by Juno or any Juno Subsidiary or to the use of trade secrets or proprietary information of others. Except as could not, individually or in the aggregate, reasonably be expected to have a Juno Material Adverse Effect, no employee of Juno or any Juno Subsidiary has given notice to Juno or any Juno Subsidiary, and Juno is not otherwise aware, that any such employee intends to terminate his or her employment with Juno or any Juno Subsidiary.

     (b) All officers, employees and consultants of Juno and each Juno Subsidiary have signed proprietary rights and confidentiality agreements in substantially the form set forth in Section 4.15 of the Juno Disclosure Letter.

     (c) Since the enactment of the WARN Act, neither Juno nor any Juno Subsidiary has effected (i) a plant closing as defined in the WARN Act affecting any site of employment or facility or one or more operating units within any site of employment or facility of Juno or any Juno Subsidiary or
(ii) a mass layoff as defined in the WARN Act affecting any site of employment or facility of Juno or any Juno Subsidiary. None of Juno nor any of the Juno Subsidiaries has been affected by any transaction or is engaged in any layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the employees of Juno or any Juno Subsidiary has suffered an employment loss as defined in the WARN Act during the preceding ninety-day period.

     Section 4.16 Compliance with Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Juno Material Adverse Effect, Juno and each of the

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

Juno Subsidiaries are in compliance with, and have not violated any applicable Law, and no notice, charge, claim, action or assertion has been received by Juno or any Juno Subsidiary or has been filed, commenced or, to the knowledge of Juno or any Juno Subsidiary, threatened against Juno or any Juno Subsidiary alleging any such violation. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Juno Material Adverse Effect.

     Section 4.17 Contracts and Commitments

     (a) Neither Juno nor any Juno Subsidiary (i) has any Contracts which are material to its business, operations or prospects or which require the making of any charitable contribution or (ii) is in breach of or in default under (without regard to any requirement of notice or lapse of time) any Contract, except in the case of clause (i) or (ii) as set forth in Section 4.17(a) of the Juno Disclosure Letter or in the Juno SEC Documents or as would not, individually or in the aggregate, reasonably be expected to have a Juno Material Adverse Effect.

     (b) Except for agreements with employees conforming generally to the form set forth in Section 4.15 of the Juno Disclosure Letter (the salaries of which are set forth in the compensation schedule previously provided to NetZero), neither Juno nor any Juno Subsidiary has any outstanding contracts (other than employment contracts) with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that (i) require annual payments in excess of $100,000 and that are not cancelable by it on notice of sixty days or less and without liability, penalty or premium, or
(ii) require the payment of any bonus or commission based on sales or earnings in amounts in excess of $100,000 per year and that are not cancelable by it on notice of sixty days or less and without liability, penalty or premium.

     (c) Neither Juno nor any Juno Subsidiary has any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction (of the type required to be capitalized in accordance with generally accepted accounting principles) in a principal amount in excess of $50,000, including guarantees of or agreements to acquire any such debt obligation of others.

     (d) Neither Juno nor any Juno Subsidiary has any Contract limiting the freedom of United Online, NetZero or Juno, as the case may be, to engage in any line of business or to compete with any other Person.

     (e) Neither Juno nor any Juno Subsidiary has any outstanding loan in a principal amount in excess of $50,000 to any Person other than to Juno or a wholly owned Subsidiary of Juno.

     (f) Neither Juno nor any Juno Subsidiary has any power of attorney outstanding or any material obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser or co-maker in respect of the obligation of any Person, association, organization or other entity (in any such case, other than Juno or any Juno Subsidiary).

     (g) Neither Juno nor any Juno Subsidiary is a party to a telecommunications Contract, a co-location Contract or a credit card processing Contract which are not cancelable by Juno on notice of sixty days or less and without liability, penalty or premium. All such Contracts, whether or not cancelable, are set forth in Section 4.17(g) of the Juno Disclosure Letter.

     Section 4.18 Customers and Suppliers. Since the Balance Sheet Date, there has not been any material adverse change in the business relationship of Juno or any Juno Subsidiary with any supplier from whom Juno and the Juno Subsidiaries purchased more than five percent of the goods or services (on a consolidated basis) which they purchased during the period from January 1, 2001 to May 1, 2001.

     Section 4.19 Information Supplied. None of the information supplied or to be supplied by Juno specifically for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement/Prospectus will, at the date it is first mailed to Juno's stockholders or at the time of the Juno Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus and the Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Juno with respect to statements made or incorporated by reference therein based on information supplied by NetZero or its Subsidiaries specifically for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus.

     Section 4.20 Opinion of Financial Advisor. Juno has received the opinion of the Juno Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Juno Exchange Ratio is fair to the holders of shares of Juno Common Stock from a financial point of view.

     Section 4.21 Absence of Questionable Payments. Neither Juno nor any Juno Subsidiary nor any director, officer, agent, employee or other Person acting on behalf of Juno or any Juno Subsidiary, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither Juno nor any Juno Subsidiary nor, to Juno's knowledge, any current director, officer, agent, employee or other Person acting on behalf of Juno or any Juno Subsidiary, has accepted or received any unlawful contributions, payments, gifts or expenditures. Juno and each Juno Subsidiary is in compliance with the provisions of Section 13(b) of the Exchange Act.

     Section 4.22 Insider Interests. Except as set forth in the Juno SEC Documents, no officer or director of Juno or any Juno Subsidiary has any material interest in any property, real or personal, tangible or intangible, including Intellectual Property used in or pertaining to the business of Juno or any Juno Subsidiary.

     Section 4.23 Brokers or Finders. Neither Juno nor any of its Subsidiaries or their respective Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any brokers' or finder's fee or any other commission or similar fee in connection with any of the Transactions, except the Juno

Financial Advisor. True and correct copies of all agreements between Juno and the Juno Financial Advisor including any fee arrangements are included in
Section 4.23 of the Juno Disclosure Letter.

     Section 4.24 FTC Consent Agreement. None of the current practices of either Juno or any of its Subsidiaries are in breach of or are in default in any material respect, nor is there any known basis for any valid claim of a material breach or default, under the FTC Consent Agreement as if such agreement were in effect as of the date of this Agreement.

     Section 4.25 Form Agreement. No rights have been provided to D.E. Shaw Group under the Form Agreement that are material to the Juno business or that would materially and adversely impact the Juno business.

                                   ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES
                                  OF NETZERO

     Except as set forth in the NetZero Disclosure Letter, NetZero represents and warrants to NetZero that all of the statements contained in this Article 5 are true and correct. Each exception set forth in the NetZero Disclosure Letter and each other response to this Agreement set forth in the NetZero Disclosure Letter is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and relates only to such section, except to the extent that one portion of the NetZero Disclosure Letter specifically refers to another portion thereof, identifying such other portion by specific cross reference.

     Section 5.1 Organization. Each of NetZero, United Online, Juno Merger Sub and NetZero Merger Sub is (a) a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, (b) has all requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets except where the failure to have such power and authority could not reasonably be expected to have, individually or in the aggregate, a NetZero Material Adverse Effect; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except for such failures to be so qualified or licensed and in good standing as could not, individually or in the aggregate, reasonably be expected to have a NetZero Material Adverse Effect. NetZero has made available to Juno complete and correct copies of the certificate of its incorporation and bylaws, each as presently in effect. Each of United Online, Juno Merger Sub and NetZero Merger Sub has conducted no business and has no operations other than in connection with this Agreement and the Transactions.

     Section 5.2 Subsidiaries and Affiliates. Section 5.2 of the NetZero Disclosure Letter sets forth the name, jurisdiction of incorporation and authorized and outstanding capital of each NetZero Subsidiary and the jurisdictions in which each NetZero Subsidiary is qualified to do business. NetZero does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business or other Person, other than publicly traded securities constituting less than five percent of the outstanding equity of the issuing entity. All the outstanding capital stock of each NetZero Subsidiary is, directly or indirectly, owned (of record and beneficially) by NetZero free and clear of any Liens, options or encumbrances of any kind, restrictions on transfers (other than restrictions on transfer arising under applicable securities laws), claims or charges of any kind, and is validly issued, fully paid and nonassessable. There are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such NetZero Subsidiary to any Person except NetZero. Each NetZero Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation; (b) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns except where the failure to be so organized, existing or in good standing or to have such power and authority could not reasonably be expected to have, individually or in the aggregate, a NetZero Material Adverse Effect; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except for such failures to be so qualified or licensed and in good standing as could not, individually or in the aggregate, reasonably be expected to have a NetZero Material Adverse Effect. NetZero has made available to Juno complete and correct copies of the certificate of incorporation, bylaws or similar organizational documents of each NetZero Subsidiary, as presently in effect. With respect to any exception to ownership set forth in Section 5.2 of the NetZero Disclosure Letter, the schedule completely and correctly identifies the record and the beneficial owner of any such shares, whether such record or beneficial owner is an employee, agent or Affiliate of NetZero, and any agreement, arrangement or understanding, whether written or oral, with respect to such ownership.

     Section 5.3 Capitalization.

     (a) The authorized capital stock of NetZero consists of 500,000,000 shares of NetZero Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this Agreement, (i) 125,713,672 shares of NetZero Common Stock were issued and outstanding, (ii) no shares of NetZero Common Stock were issued and held in the treasury of NetZero, (iii) no shares of preferred stock were issued and outstanding, (iv) 13,703,390 shares of NetZero Common Stock were reserved for issuance upon exercise of outstanding NetZero Options granted under NetZero's 1999 Stock Incentive Plan,
(v) 32,484 shares of NetZero Common Stock were reserved for issuance upon exercise of outstanding NetZero Options granted under the AimTV, Inc. 1999 Employee Stock Option Plan, (vi) 91,516 shares of NetZero Common Stock were reserved for issuance upon exercise of outstanding NetZero Options granted under the 1999 RocketCash Corporation Stock Option Plan, (vii) 3,411,374 shares were reserved for issuance under the NetZero ESPP and (viii) 2,231,000 shares were reserved for issuance upon exercise of NetZero Options granted under the NetZero's 2001 Non-Executive Stock Option Plan. Section 5.3(a) of the NetZero Disclosure Letter lists the holder of each outstanding NetZero Option, the number of shares of NetZero Common Stock for which such NetZero Option is exercisable, the exercise price of such NetZero Option, the extent to which such NetZero Option will vest upon consummation of any of the Transactions and the vesting schedule of such NetZero Option. All the outstanding shares of NetZero's capital stock are, and all shares of NetZero Common Stock which may be issued pursuant to the exercise of outstanding NetZero Options will be, when issued in accordance with the respective terms of such NetZero Option, duly authorized, validly issued, fully paid and nonassessable. There is no Voting Debt of NetZero or any NetZero Subsidiary issued and outstanding. Except as set forth above and in Section 5.3(a) of the NetZero Disclosure Letter and except for the Transactions, as of the date hereof, (x) there are no shares of capital stock of NetZero authorized, issued or outstanding; (y) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements, understandings or commitments of any character, relating to the issued or unissued capital stock of NetZero or any NetZero Subsidiary, obligating NetZero or any NetZero Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, NetZero or any NetZero Subsidiary or securities convertible into or exchangeable for such shares, equity interests or Voting Debt, or obligating NetZero or any NetZero Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment; and (z) there are no outstanding contractual obligations of NetZero or any NetZero Subsidiary to repurchase, redeem or otherwise acquire any shares of NetZero Common Stock, or the capital stock of NetZero, or any NetZero Subsidiary or Affiliate of NetZero or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any NetZero Subsidiary or any other entity or Person.

     (b) There are no voting trusts or other agreements or understandings to which NetZero or any NetZero Subsidiary is a party with respect to the voting of the capital stock of NetZero or any NetZero Subsidiary.

     Section 5.4 Authorization, Validity of Agreement, Necessary Action. Each of NetZero, United Online, Juno Merger Sub and NetZero Merger Sub has full corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of, and performance by each of NetZero, United Online, Juno Merger Sub and NetZero Merger Sub of its obligations under, this Agreement and the consummation by each of them of the Transactions have been duly authorized by the respective boards of directors of NetZero, United Online, Juno Merger Sub and NetZero Merger Sub. United Online has adopted this Agreement as the sole stockholder of each of NetZero Merger Sub and Juno Merger Sub. Except for the Required NetZero Vote, no other corporate action on the part of NetZero, United Online, Juno Merger Sub or NetZero Merger Sub is necessary to authorize the execution and delivery by NetZero, United Online, Juno Merger Sub and NetZero Merger Sub of this Agreement or the consummation by them of the Transactions. This Agreement has been duly executed and delivered by NetZero, United Online, Juno Merger Sub and NetZero Merger Sub, and, assuming due and valid authorization, execution and delivery by Juno, this Agreement is a valid and binding obligation of each of NetZero, United Online, Juno Merger Sub and NetZero Merger Sub, enforceable against each of them in accordance with its terms.

     Section 5.5 Board Approvals Regarding Transactions. NetZero's board of directors, at a meeting duly called and held, has unanimously (a) determined that each of this Agreement and the NetZero Merger is advisable for, fair to and in the best interests of NetZero and the stockholders of NetZero, (b) approved this Agreement, the NetZero Voting Agreements and the Transactions and (c) resolved to recommend that the stockholders of NetZero adopt this Agreement, and none of the aforesaid actions by NetZero's board of directors has been amended, rescinded or modified. The action taken by NetZero's board of directors constitutes approval of this Agreement, the NetZero Voting Agreements, the NetZero Merger and the other Transactions by NetZero's board of directors under the provisions of
Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement or the other Transactions. No other state takeover, antitakeover, moratorium, fair price, interested stockholder, business combination or similar statute or rule is applicable to the NetZero Merger or the other Transactions.

     Section 5.6 Consents and Approvals, No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, state securities or blue sky laws, the NNM and the filing of the NetZero Certificate of Merger, none of the execution or delivery by NetZero, United Online, Juno Merger Sub or NetZero Merger Sub of, or performance by NetZero , United Online, Juno Merger Sub or NetZero Merger Sub of its obligations under, this Agreement, the consummation by NetZero, United Online, Juno Merger Sub or NetZero Merger Sub of the Transactions or compliance by NetZero, United Online, Juno Merger Sub or NetZero Merger Sub with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws of NetZero, United Online, Juno Merger Sub or NetZero Merger Sub; (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity; (c) result in a violation or breach of, or constitute (with or without due notice or passage of time or both) a default (or give rise to any right of termination, cancellation or acceleration or loss of any rights) under, any of the terms, conditions or provisions of any Contract to which NetZero is a party; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to NetZero, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (b),
(c) and (d) such violations, breaches or defaults, and such rights of termination, amendment, cancellation or acceleration or loss of any rights, which could not, individually or in the aggregate, reasonably be expected to have a NetZero Material Adverse Effect. Except as set forth in Section 5.6 of the NetZero Disclosure Letter, there are no third party non-governmental consents, notices or approvals related to NetZero, any NetZero Subsidiary or any of their respective assets or properties required to be obtained prior to the consummation of any of the Transactions, except where failure to obtain such consents, notices or approvals could not, individually or in the aggregate, reasonably be expected to have a NetZero Material Adverse Effect.

     Section 5.7 Share Ownership. None of NetZero, NetZero Merger Sub, United Online or Juno Merger Sub beneficially owns any shares of Juno Common Stock. NetZero owns 100 shares of United Online Common Stock and those shares are the only outstanding security issued by United Online.

     Section 5.8 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of NetZero Common Stock is the only vote of the holders of any class or series of NetZero's capital stock necessary to approve the NetZero Merger or adopt this Agreement and no other vote of any class or series of NetZero's capital stock is necessary to approve any of the Transactions.

     Section 5.9 Reports and Financial Statements.

     (a) NetZero has filed the NetZero SEC Documents with the SEC. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date of this Agreement, NetZero SEC Documents, including any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. None of NetZero's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the NetZero Financial Statements have been prepared from, and are in accordance with, the books and records of NetZero and the NetZero Subsidiaries. The NetZero Financial Statements complied, as of their respective dates, with applicable accounting requirements and rules and regulations of the SEC. The NetZero Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of interim condensed consolidated financial statements, to normal, recurring and immaterial year-end adjustments and the absence of certain notes) and in all material respects fairly present (i) the consolidated financial position of NetZero and the NetZero Subsidiaries as of the dates thereof and (ii) the consolidated results of operations, changes in stockholders' equity and cash flows of NetZero and the NetZero Subsidiaries for the periods presented therein.

     Section 5.10 No Undisclosed Liabilities. Except (a) as disclosed in the NetZero Financial Statements and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, neither NetZero nor any NetZero Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that, individually or in the aggregate, have, or could reasonably be expected to have, a NetZero Material Adverse Effect.

     Section 5.11 Absence of Certain Changes. Since the Balance Sheet Date, except as set forth in Section 5.11 of the NetZero Disclosure Letter or as disclosed in the NetZero SEC Documents filed prior to the date hereof, (i) NetZero and each NetZero Subsidiary has conducted its respective business only in the ordinary and usual course consistent with past practice and (ii) there have not occurred any events or changes in or developments with respect to the business, condition (financial or otherwise), assets or results of operations of NetZero and its Subsidiaries (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) taken as a whole, having or which could reasonably expected to have, individually or in the aggregate, a NetZero Material Adverse Effect .

     Section 5.12 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any Governmental Entity pending or, to the best knowledge of NetZero, threatened, against or involving NetZero or any NetZero Subsidiary which, individually or in the aggregate, could reasonably be expected to have a NetZero Material Adverse Effect. NetZero does not know of any valid basis for any such action, proceeding or investigation. Neither NetZero nor any NetZero Subsidiary is in default under or in violation of, nor to NetZero's knowledge is there any valid basis for any claim of default under or violation of, any Contract to which NetZero or any NetZero Subsidiary is a party or by which any of them or any of their assets is bound, except where such claim of default or violation could not reasonably be expected to have, individually or in the aggregate, a NetZero Material Adverse Effect. Neither NetZero nor any

NetZero Subsidiary is subject to any judgment, order or decree which may have an adverse effect on its or the NetZero Surviving Corporation's business practices or on its or the NetZero Surviving Corporation's ability to acquire any property or conduct its business in any area. Except as set forth in the NetZero SEC Documents, there are no controversies pending or, to the knowledge of NetZero, threatened, which controversies have resulted, or could reasonably be expected to result, in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic which if determined adversely to NetZero or any NetZero Subsidiary could, individually or in the aggregate, reasonably be expected to have a NetZero Material Adverse Effect. Section 5.12 of the NetZero Disclosure Letter sets forth all pending and threatened actions, suits, proceedings and arbitration involving NetZero or any NetZero Subsidiary as of the date of this Agreement.

     Section 5.13 Employee Benefit Plans.

     (a) Section 5.13 of the NetZero Disclosure Letter lists each NetZero Benefit Plan.

     (b) With respect to each NetZero Benefit Plan, NetZero has made available to Juno a true, complete and correct copy of (i) such NetZero Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description and all summaries of material modifications issued since the date of the most recent summary plan description, if any, related to such NetZero Benefit Plan, (ii) each trust agreement or other funding arrangement, (iii) the most recent annual report ((Form 5500) filed with the IRS (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Juno Benefit Plan), (iv) the most recent actuarial report or financial statement, (v) the most recent determination or similar letter, if any, issued by the IRS and any pending request for a determination or similar letter and (vi) each registration statement, permit application and prospectus. Neither NetZero nor any NetZero Subsidiary has any express commitment to continue (for any period), modify, change or terminate any NetZero Benefit Plan, other than (1) as provided under the terms of the applicable NetZero Benefit Plan, or (2) with respect to a modification, change or termination (A) required by ERISA or the Code or (B) in the ordinary course of business consistent with past practice.

     (c) Except as could not, individually or in the aggregate, reasonably be expected to have a NetZero Material Adverse Effect: (i) each NetZero Benefit Plan has been administered in accordance with its terms and all applicable Laws, including ERISA and the Code (including the prohibited transaction rules thereunder); (ii) all contributions required to be made under the terms of any of NetZero Benefit Plans have, as of the date of this Agreement, been timely made or, if not yet due, have been properly reflected in NetZero's and its Subsidiaries' financial accounting records prior to the date of this Agreement; (iii) no suit, administrative proceeding, action or other adverse proceeding or claim has been brought against or with respect to any such NetZero Benefit Plan (other than routine benefits claims) and there is no pending audit or inquiry by the IRS or United States Department of Labor with respect to any NetZero Benefit Plan; and (iv) no event has occurred and, to the knowledge of NetZero or any NetZero Subsidiary, there exists no condition or set of circumstances that could subject NetZero or any NetZero Subsidiary to any liability (other than for routine benefit liabilities) relating in any way to any NetZero Benefit Plan.

     (d) Each NetZero Benefit Plan and its related trust that is intended to qualify under Section 401(a) or 4975(e)(7) and Section 501(a), respectively, of the Code has received a favorable determination letter from the IRS as to such qualified status or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer and nothing has occurred that could reasonably be expected to cause the loss of such qualified status.

     (e) No NetZero Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA or the minimum funding rules of ERISA or the Code and no NetZero ERISA Affiliate has sponsored or contributed to or been required to contribute to any such pension plan.

     (f) With respect to each NetZero Benefit Plan required to be set forth in the NetZero Disclosure Letter that is subject to Title IV of ERISA or the minimum funding rules of ERISA or the Code, except as could not, individually or in the aggregate reasonably be expected to have a NetZero Material Adverse
Effect: (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within thirty days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such NetZero Benefit Plan; (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA); and (iv) none of the assets of NetZero or any NetZero Subsidiary is, or may reasonably be expected to become, the subject of any Lien arising under ERISA or Section 412(n) of the Code.

     (g) Except as required by applicable Law, no NetZero Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. To NetZero's knowledge, NetZero and each of its Subsidiaries are in compliance in all material respects with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended.

     (h) NetZero has made available to Juno true, complete and correct copies of (i) all employment agreements with officers of NetZero or any NetZero Subsidiary providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of NetZero or any NetZero Subsidiary with or relating to their respective officers or directors, and
(iii) all plans, programs, agreements and other arrangements of NetZero or any NetZero Subsidiary with or relating to their respective officers or directors which contain "change of control" or similar provisions. Except as set forth in Section 5.13(h) of the NetZero Disclosure Letter, the consummation of the Transactions will not, alone or in conjunction with any other possible event (including termination of employment), (i) entitle any current or former officer, director or employee of NetZero or any NetZero Subsidiary to severance benefits or any other compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such officer, or director or employee alone or in conjunction with any other possible event (including termination of employment).

     Section 5.14 Tax Matters. (a) Except as could not, individually or in the aggregate, reasonably be expected to have a NetZero Material Adverse Effect, NetZero and each NetZero Subsidiary have duly filed all Tax Returns that are required to be filed and have duly paid or caused to be duly paid in full all Taxes reflected on such Tax Returns. All such Tax Returns are correct and complete in all material respects and accurately reflect all liability for Taxes for the periods covered thereby. All material unpaid Taxes owed by NetZero and all NetZero Subsidiaries relating to periods or portions of periods through the Balance Sheet Date (whether or not shown on any Tax Return) are reflected on the NetZero Financial Statements. Since the Balance Sheet Date, NetZero and NetZero Subsidiaries have not incurred any liability for any Taxes other than in the ordinary course of business. Neither NetZero nor any NetZero Subsidiary has received written notice of any claim made by an authority in a jurisdiction where NetZero or the NetZero Subsidiary, as the case may be, does not file Tax Returns, that NetZero or the NetZero Subsidiary is or may be subject to taxation by that jurisdiction.

     (b) Except as set forth in Section 5.14 of the NetZero Disclosure Letter, none of the federal income Tax Returns of NetZero and each of the NetZero Subsidiaries have been examined by the IRS (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired), and no material deficiencies were asserted as a result of such examinations that have not been resolved or fully paid. Neither NetZero nor any NetZero Subsidiary has waived any statute of limitations in any jurisdiction in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (c) No federal, state, local or foreign audits, examinations or other administrative proceedings are pending or, to NetZero's knowledge, threatened with regard to any Taxes or Tax Returns of NetZero or of any NetZero Subsidiary. There is no dispute or claim concerning any Tax liability of NetZero or any NetZero Subsidiary either claimed or raised by any taxing authority in writing.

     (d) Neither NetZero nor any NetZero Subsidiary has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by NetZero or any NetZero Subsidiary.

     (e) Neither NetZero nor any NetZero Subsidiary has been nor will be required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Effective Time. Neither NetZero nor any NetZero Subsidiary is obligated to make any payment to a person which is described in Section 162(a) which would not reasonably be expected to be deductible by reason of Section 162, or any payment that could reasonably be expected to be a non-deductible "excess parachute payment" as such term is defined in Section 280G.

     (f) Neither NetZero nor any NetZero Subsidiary has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

     (g) NetZero has at no time been a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

     (h) Neither NetZero nor any NetZero Subsidiary is a party to any material Tax sharing, Tax indemnity or other Tax-related agreement or arrangement with any entity not included in NetZero's consolidated financial statements most recently filed by NetZero with the SEC.

     (i) None of NetZero or any NetZero Subsidiary has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for Tax purposes under state, local or foreign law (other than a group the common parent of which is NetZero), or has any liability for Taxes of any Person (other than NetZero and NetZero Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract or otherwise.

     Section 5.15 Intellectual Property.

     Section 5.15 of the NetZero Disclosure Letter contains a true and complete list of all of the patents, registrations and applications relating to the Intellectual Property owned or held by NetZero and the NetZero Subsidiaries. Except as could not, individually or in the aggregate, reasonably be expected to have a NetZero Material Adverse Effect and except as set forth in the relevant subsection of Section 5.15 of the NetZero Disclosure
Letter:

     (a) with the exception of End-User Licenses, NetZero Intellectual Property consists solely of items and rights which are, to the knowledge of NetZero, (i) owned by NetZero or any NetZero Subsidiary, (ii) in the public domain, or (iii) rightfully used by NetZero or any NetZero Subsidiary and their successors pursuant to a valid License;

     (b) (i) NetZero and NetZero Subsidiaries have sufficient rights in NetZero Intellectual Property necessary to carry out their current activities,
(ii) all material registered or issued Intellectual Property held by NetZero and any NetZero Subsidiary is unexpired and has not been abandoned and (iii) there are no royalties, fees, honoraria or other payments payable by NetZero or any NetZero Subsidiary to any third Person by reason of the ownership, development, use, license, sale or disposition of NetZero Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business;

     (c) except as set forth in Section 5.15(c) of the NetZero Disclosure Letter, to NetZero's knowledge, (i) the reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any NetZero Intellectual Property, product, work, technology or process as now used or offered by NetZero or any NetZero Subsidiary does not Infringe any Intellectual Property or other proprietary rights of a third Person and (ii) there is no Infringement or other unauthorized use of any of NetZero Intellectual Property by any third Person;

     (d) no claim has been overtly asserted (i) challenging the validity, effectiveness or ownership by NetZero or any NetZero Subsidiary of any of NetZero Intellectual Property, or (ii) except as set forth in Section 5.15(d)(ii) of the NetZero Disclosure Letter, to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered by NetZero or any NetZero Subsidiary Infringes any Intellectual Property or other similar proprietary rights of any third Person, and to NetZero's knowledge, within the last twelve months, no such claim has been threatened in writing by any third Person, nor, are there any valid grounds for any bona fide claim of any such kind;

     (e) to NetZero's knowledge, (i) NetZero and each of the NetZero Subsidiaries have observed all provisions of, and performed all of their obligations under, the Licenses to which each is a party, (ii) neither NetZero nor any NetZero Subsidiary is in violation of any License to which NetZero or any NetZero Subsidiary is a party or otherwise bound, and (iii) the execution or delivery of this Agreement, or performance of NetZero's obligations hereunder, will not cause the diminution, termination or forfeiture of any such License or any NetZero Intellectual Property. Section 5.15(e) of the NetZero Disclosure Letter sets forth a list of all material Licenses to which NetZero or any of NetZero Subsidiaries are a party;

     (f) except for any rights granted to third Persons pursuant to Licenses relating to the Software Programs, NetZero or a NetZero Subsidiary owns full and unencumbered right and title to all of the Software Programs (a true and complete list of all Software Programs being contained in Section 5.15(f) of the NetZero Disclosure Letter) free and clear of all Liens, adverse claims and encumbrances;

     (g) the source code and system documentation relating to the Software Programs (i) have at all times been maintained in reasonable confidence, (ii) have been disclosed by NetZero or any NetZero Subsidiary only to employees who have a reasonable "need to know" the contents thereof in connection with the performance of their duties to NetZero or a NetZero Subsidiary and who have executed proprietary rights and nondisclosure agreements in connection therewith and (iii) have not been disclosed to any third Person except pursuant to a License with, or confidentiality undertaking by, such third Person;

     (h) all use of each software product, scheduled on Section 5.15(h) of the NetZero Disclosure Letter, by NetZero or any NetZero Subsidiary has been in compliance with the respective license agreement or other right of use listed on Section 5.15(h) of the NetZero Disclosure Letter. With the exception of End User Licenses, Section 5.15(h) of the NetZero Disclosure Letter contains a complete list of (i) material software libraries, compilers and other third-party software used in the development of the Software Programs, (ii) material software systems and applications used by NetZero or any NetZero Subsidiary in the operation of its business, and (iii) Licenses for the use of all such software and, if any such software is not licensed, the basis of the use of such software by NetZero or any NetZero Subsidiary; and

     (i) neither NetZero, nor any NetZero Subsidiary, have taken any action which could cause, or have failed to take any action (other than a failure to file any registrations or applications with respect to any NetZero Intellectual Property based on a reasonable decision in the ordinary course of business), the failure of which could cause, (i) any source code, trade secret or other NetZero Intellectual Property to be released from an escrow, placed in the public domain or dedicated to the public, or otherwise made available to unauthorized third Persons or (ii) cause any other material adverse effect to the protection of the Software Programs under trade secret, copyright, patent or other intellectual property laws.

     Section 5.16 Employment Matters.

     (a) Except as could not, individually or in the aggregate, reasonably be expected to have a NetZero Material Adverse Effect: (i) NetZero and each NetZero Subsidiary are in compliance in all respects with all currently applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and are not engaged in any unfair labor practice; (ii) NetZero and each NetZero Subsidiary have withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees, and neither NetZero nor any NetZero Subsidiary is liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iii) neither NetZero nor any NetZero Subsidiary is liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as could not, individually or in the aggregate, reasonably be expected to have a NetZero Material Adverse Effect, there are no pending claims against NetZero or any NetZero Subsidiary under any workers compensation plan or policy or for long-term disability. Neither NetZero nor any NetZero Subsidiary is a party to any collective bargaining agreement or other labor union contract, and neither NetZero nor any NetZero Subsidiary knows of any activities or proceedings of any labor union in connection with an attempt to organize any such employees. To NetZero's knowledge, no employees of NetZero or any NetZero Subsidiary are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by NetZero or the NetZero Subsidiary because of the nature of the business conducted or presently proposed to be conducted by NetZero or any NetZero Subsidiary or to the use of trade secrets or proprietary information of others. Except as could not, individually or in the aggregate, reasonably be expected to have a NetZero Material Adverse Effect, no employee of NetZero or any NetZero Subsidiary has given notice to NetZero or any NetZero Subsidiary, and NetZero is not otherwise aware, that any such employee intends to terminate his or her employment with NetZero or any NetZero Subsidiary.

     (b) All officers, employees and consultants of NetZero and each NetZero Subsidiary have signed proprietary rights and confidentiality agreements in substantially the form set forth in Section 5.16 of the NetZero Disclosure Letter.

     (c) Except as set forth in Section 5.16(c) of the NetZero Disclosure Letter, since the enactment of the WARN Act, neither NetZero nor any NetZero Subsidiary has effected (i) a plant closing as defined in the WARN Act affecting any site of employment or facility or one or more operating units within any site of employment or facility of NetZero or any NetZero Subsidiary or (ii) a mass layoff as defined in the WARN Act affecting any site of employment or facility of NetZero or any NetZero Subsidiary. None of NetZero nor any of the NetZero Subsidiaries has been affected by any transaction or is engaged in any layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the employees of NetZero or any NetZero Subsidiary has suffered an employment loss as defined in the WARN Act during the preceding ninety-day period.

     Section 5.17 Compliance with Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a NetZero Material Adverse Effect, NetZero and each of the NetZero Subsidiaries are in compliance with, and have not violated any applicable Law, and no notice, charge, claim, action or assertion has been received by NetZero or any NetZero Subsidiary or has been filed, commenced or, to the knowledge of NetZero, threatened against NetZero or any NetZero Subsidiary alleging any such violation. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a NetZero Material Adverse Effect.

     Section 5.18 Contracts and Commitments. Neither NetZero nor any NetZero Subsidiary (i) has any Contracts which are material to its business, operations or prospects or which require the making of any charitable contribution or (ii) is in breach of or in default under (without regard to any requirement of notice or lapse of time) any Contract, except as set forth in Section 5.18 of the NetZero Disclosure Letter or in the NetZero SEC Documents or as would not, individually or in the aggregate, reasonably be expected to have a NetZero Material Adverse Effect.

     Section 5.19 Information Supplied. None of the information supplied or to be supplied by NetZero specifically for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Joint Proxy Statement/Prospectus will, at the date it is first mailed to NetZero's stockholders or at the time of the NetZero Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus and the Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by NetZero with respect to statements made or incorporated by reference therein based on information supplied by Juno or its Subsidiaries specifically for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus.

     Section 5.20 Opinion of Financial Advisor. NetZero has received the opinion of the NetZero Financial Advisor dated the date of this Agreement, to the effect that, as of such date, the ratio of the Juno Exchange Ratio to the NetZero Exchange Ratio is fair to the holders of shares of NetZero Common Stock from a financial point of view.

     Section 5.21 Absence of Questionable Payments. Neither NetZero nor any NetZero Subsidiary nor any director, officer, agent, employee or other Person acting on behalf of NetZero or any NetZero Subsidiary, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither NetZero nor any NetZero Subsidiary nor, to NetZero's knowledge, any current director, officer, agent, employee or other Person acting on behalf of NetZero or any NetZero Subsidiary, has accepted or received any unlawful contributions, payments, gifts or expenditures. NetZero and each NetZero Subsidiary is in compliance with the provisions of Section 13(b) of the Exchange Act.

     Section 5.22 Insider Interests. Except as set forth in the NetZero SEC Documents, no officer or director of NetZero or any NetZero Subsidiary has any material interest in any property, real or personal, tangible or intangible, including Intellectual Property used in or pertaining to the business of NetZero or any NetZero Subsidiary.

     Section 5.23 Brokers or Finders. Neither NetZero nor any of its Subsidiaries or their respective Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any brokers' or finders' fee or any other commission or similar fee in connection with any of the Transactions, except the NetZero Financial Advisor, whose fees and expenses will be paid by NetZero in accordance with NetZero's agreement with such firm. True and correct copies of all agreements between NetZero and the NetZero Financial Advisor including any fee arrangements are included in Section 5.23 of the NetZero Disclosure Letter.

                                   ARTICLE 6

                                   COVENANTS

     Section 6.1 Interim Operations of Juno. Juno covenants and agrees that prior to the Effective Time, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 6.1 of the Juno Disclosure Letter,
(iii) pursuant to Contracts to which Juno is a party prior to the date hereof and which are set forth or referenced in Section 4.17 of the Juno Disclosure Schedule or (iv) as agreed in writing by NetZero (which agreement shall not be unreasonably conditioned, delayed or withheld), after the date hereof:

     (a) the business of Juno and each Juno Subsidiary shall be conducted only in the usual, regular and ordinary course and substantially in the same manner as heretofore conducted, and Juno and each Juno Subsidiary shall use its reasonable commercial efforts to preserve its business organization substantially intact, keep available the services of its current officers and employees and maintain its existing relations with customers, suppliers, creditors, business partners and others having business dealings with it;

     (b) neither Juno nor any Juno Subsidiary shall: (i) amend its certificate of incorporation or bylaws or similar organizational documents, (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock or Voting Debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or any Voting Debt, other than grants of Juno Options in the ordinary course of business consistent with past practices to new employees hired in compliance with the terms of this Agreement or shares of Juno Common Stock reserved for issuance on the date of this Agreement pursuant to the exercise of Juno Options and purchase rights under the Juno ESPP outstanding on the date of this Agreement, and shares of Juno Common Stock payable under existing agreements with Babbage's, Freewwweb and Time Warner Cable, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock, (iv) split, combine or reclassify any shares of any class or series of its stock or (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares, other than shares purchased from employees or consultants at their cost and at less than the then current fair market value in connection with the termination of their services with Juno;

     (c) except as set forth or referenced in Section 6.1(c) of the Juno Disclosure Letter, neither Juno nor any Juno Subsidiary shall modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

     (d) neither Juno nor any Juno Subsidiary shall (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness; (ii) modify the terms of any indebtedness, other than modifications of short term debt in the ordinary course of business consistent with past practice; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than Juno or any Juno Subsidiary), except as described in Section 6.1(d) of the Juno Disclosure Letter as being in the ordinary course of business consistent with past practice; (iv) make any loans, advances or capital contributions to, or investments in, any other Person (other than to or in wholly owned Juno Subsidiaries); or (v) except in the ordinary course of business consistent with past practice, enter into any material commitment or transaction (including any capital expenditure or purchase, sale or lease of assets or real estate);

     (e) neither Juno nor any Juno Subsidiary shall transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets with a fair market value in excess of $25,000 on an individual basis or $250,000 in the aggregate, other than in the ordinary course of business consistent with past practice; or

     (f) except as otherwise specifically provided in this Agreement, neither Juno nor any Juno Subsidiary shall make or offer to make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants or to Persons providing management services, or enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan or make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to a Juno Benefit Plan or otherwise;

     (g) except as otherwise specifically contemplated by this Agreement or as set forth in Section 6.1(g) of the Juno Disclosure Letter, neither Juno nor any Juno Subsidiary shall (i) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or Affiliate except with respect to rights under the Benefit Plans listed in the Juno Disclosure Letter on the terms in effect as of the date of this Agreement, (ii) pay, offer to pay or agree to pay or make any accrual or arrangement for payment to any officers, directors,

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

employees or Affiliates of Juno or any Juno Subsidiary of any amount relating to unused vacation days (except payments and accruals made with respect to Benefit Plans and policies in effect as of the date of this Agreement), (iii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present except with respect to rights under the Benefit Plans listed in the Juno Disclosure Letter on the terms in effect as of the date of this Agreement, or amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

     (h) neither Juno nor any Juno Subsidiary shall permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to and the prior consent of NetZero, except (i) policies providing coverage for losses not in excess of $500,000 or (ii) policies which terminate at the end of their stated term and are replaced with new coverage consistent with past practices;

     (i) neither Juno nor any Juno Subsidiary shall revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as required by a change in GAAP occurring after the date of this Agreement;

     (j) except as set forth in Section 6.1(j) of the Juno Disclosure Letter, neither Juno nor any Juno Subsidiary shall settle or compromise any pending or threatened suit, action or claim (i) that relates to the Transactions contemplated hereby or (ii) the settlement or compromise of which involves more than $200,000 or includes nonmonetary obligations (other than immaterial nonmonetary obligations that do not adversely impact Juno's business and which are customary for such type of settlement or compromise) or that would otherwise be material to Juno and the Juno Subsidiaries, taken together as a whole, or that relates to any Juno Intellectual Property matters;

     (k) neither Juno nor any Juno Subsidiary shall pay, purchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction when due or in the ordinary course of business consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Financial Statements;

     (l) neither Juno nor any Juno Subsidiary will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Juno or any Juno Subsidiary (other than the Juno Merger);

     (m) neither Juno nor any Juno Subsidiary will (i) change any of the accounting methods used by it unless required by a change in GAAP occurring after the date of this Agreement or as required by a Governmental Entity or
(ii) make any material election relating to Taxes, change any material election relating to Taxes already made, adopt any material accounting method relating to Taxes, change any material accounting method relating to Taxes unless required by a change in GAAP or change in the Code occurring after the date of this Agreement, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

     (n) except as set forth in Section 6.1(n) of the Juno Disclosure Letter, neither Juno nor any Juno Subsidiary will enter any transaction with their respective Affiliates;

     (o) neither Juno nor any Juno Subsidiary will take, or agree to commit to take, any action that could or would be reasonably expected to result in any of the conditions set forth in Article 8 not being satisfied, or that would materially impair the ability of Juno, Juno Merger Sub, United Online, NetZero or NetZero Merger Sub to consummate the Mergers in accordance with the terms thereof or materially delay such consummation; and

     (p) neither Juno nor any Juno Subsidiary will enter into any Contract to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     Section 6.2 No Solicitation By Juno.


     (a) Juno will not, and will not authorize, direct or knowingly permit its Representatives to, directly or indirectly, (i) solicit, initiate, knowingly encourage or induce the making, submission or announcement of any Juno Takeover Proposal, (ii) participate in any discussions or negotiations with any person regarding, or furnish to any person any information with respect to, or take any other action that would reasonably be expected to facilitate any inquiry or proposal that constitutes or would reasonably be expected to lead to, any Juno Takeover Proposal, (iii) authorize, approve or recommend any Juno Takeover Proposal or (iv) enter into any letter of intent or similar document or any Contract accepting or providing for any Juno Takeover Proposal; provided, however, that nothing in this Section 6.2 or elsewhere in this Agreement shall prohibit Juno's board of directors from complying with Rule 14e-2 under the Exchange Act with regard to a tender or exchange offer not arising out of, related to or otherwise by virtue of a violation of this
Section 6.2; and provided, further, that nothing in this Section 6.2 or elsewhere in this Agreement shall prohibit Juno, before the adoption of this Agreement by the stockholders of Juno, from furnishing information regarding Juno to, entering into negotiations or discussions with, or entering into an agreement relating to a Juno Takeover Proposal with, any person in response to a Juno Takeover Proposal made, submitted or announced by such person (and not withdrawn) to the extent (1) such Juno Takeover Proposal is not attributable to a material breach of this Section 6.2(a); (2) the board of directors of Juno concludes in good faith, consistent with advice of outside legal counsel, that failure to take such action would likely constitute a breach of the fiduciary obligations of the board of directors of Juno to Juno's stockholders under applicable Law; (3) the board of directors of Juno concludes, in good faith, consistent with the advice of the Juno Financial Advisor that such Juno Takeover Proposal is reasonably likely to lead to a Juno Superior Proposal;
(4) prior to furnishing any such information to, or entering into discussions or negotiations with, such person, Juno gives NetZero written notice of the identity of such person, the material terms and conditions of such Juno Takeover Proposal and Juno's intention to furnish information to, or enter into discussions or negotiations with, such person; (5) Juno receives from such person an executed confidentiality

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

agreement which shall not in any way restrict Juno from complying with its disclosure obligations under this Agreement and which shall contain customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person by or on behalf of Juno and other terms no less favorable to Juno than those set forth in the Confidentiality Agreement; and (6) contemporaneously with furnishing any such information to such person, Juno furnishes such information to NetZero (to the extent that such information has not been previously furnished by Juno to NetZero).

     (b) Juno and its Representatives shall immediately cease and cause to be terminated and not resumed any and all existing discussions, negotiations, exchanges of information and other activities with respect to any Juno Takeover Proposal pending as of the date of this Agreement. Promptly following the execution and delivery of this Agreement, Juno shall (i) inform each of its directors and officers and financial, legal, accounting and other advisors retained or involved in the Transactions contemplated by this Agreement of the obligations undertaken in this Section 6.2 and in the Confidentiality Agreement and (ii) as soon as reasonably practicable, request each person that has heretofore executed a confidentiality or non-disclosure agreement in connection with its consideration of acquiring Juno or any of its Subsidiaries to return to Juno or otherwise dispose of all confidential information furnished to such person, by or on behalf of Juno or any of its Subsidiaries, during the one-year period prior to the date of this Agreement in connection with such person's consideration of acquiring or engaging in a merger or other business combination transaction with Juno or any of its Subsidiaries. Juno shall immediately notify NetZero if any proposals or offers constituting a Juno Takeover Proposal are received by, any non-public information in connection with any Juno Takeover Proposal is requested from, or any discussions or negotiations with respect to a Juno Takeover Proposal are sought to be initiated or continued with, Juno's officers or directors or other individuals involved on behalf of Juno in the negotiation of the Transactions contemplated by this Agreement, or, to the knowledge of the foregoing Persons, any of Juno's other Representatives, indicating, in connection with such notice, the name of the person making the inquiry, proposal or offer and the material terms and conditions of any such proposals or offers. Thereafter (i) Juno shall provide NetZero with a true and complete copy of such Juno Takeover Proposal or communication (if it is in writing) and
(ii) Juno shall otherwise keep NetZero informed, on a current basis, with respect to the status and material terms of any such proposal or offer and the status of any such negotiations or discussions.

     (c) Juno and NetZero agree that irreparable damage would occur in the event that the provisions of this Section 6.2 are not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that NetZero, consistent with Section 10.9, shall be entitled to seek an injunction or injunctions to prevent breaches of this
Section 6.2 and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the parties may be entitled at law or in equity.

     Section 6.3 Compliance with FTC Consent Agreement. Juno covenants and agrees that between the date of the effectiveness of the FTC Consent Agreement and until the Effective Time it shall fully comply with all of the terms of the FTC Consent Agreement.

     Section 6.4 Interim Operations of NetZero. NetZero covenants and agrees that prior to the Effective Time, except (i) as expressly contemplated by this Agreement, (ii) as set forth in

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Section 6.4 of the NetZero Disclosure Letter, (iii) pursuant to Contracts to which NetZero is a party prior to the date hereof previously disclosed to Juno or (iv) as agreed in writing by Juno (which agreement shall not be unreasonably conditioned, delayed or withheld), after the date hereof:

     (a) except as set forth in Section 6.4(a) of the NetZero Disclosure Letter, neither NetZero nor any NetZero Subsidiary shall: (i) amend its certificate of incorporation or bylaws or similar organizational documents,
(ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock, (iii) split, combine or reclassify any shares of any class or series of its stock or (iv) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares, other than shares purchased from employees or consultants at their cost and at less than the then current fair market value in connection with the termination of their services with NetZero;

     (b) except as set forth in Section 6.4(b) of the NetZero Disclosure Letter, neither NetZero nor any NetZero Subsidiary shall transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber all or substantially all of its assets;

     (c) neither NetZero nor any NetZero Subsidiary will take, or agree to commit to take, any action that could or would be reasonably expected to result in any of the conditions set forth in Article 8 not being satisfied or that would materially impair the ability of Juno, Juno Merger Sub, United Online, NetZero or NetZero Merger Sub to consummate the Mergers in accordance with the terms thereof or materially delay such consummation; and

     (d) neither NetZero nor any NetZero Subsidiary will enter into any agreement, contract, commitment, understanding or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     Section 6.5 Notification of Certain Matters. Each party shall give prompt notice to the other, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which caused or would reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of such party, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                  ARTICLE 7

                             ADDITIONAL AGREEMENTS

     Section 7.1 Preparation of the Joint Proxy Statement; Stockholders'
Meetings.

     (a) As soon as practicable following the date of this Agreement, NetZero and Juno shall prepare the Joint Proxy Statement/Prospectus and United Online shall prepare and file with

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

the SEC the Registration Statement, in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Each of United Online, NetZero and Juno shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Juno and NetZero shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Joint Proxy Statement/Prospectus or Registration Statement received from the SEC. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Registration Statement prior to filing such documents with the SEC, and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Registration Statement shall be made without the approval of both NetZero and Juno, which approval shall not be unreasonably conditioned, withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Registration Statement or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided further that Juno, in connection with a Change in the Juno Recommendation, may amend or supplement the Joint Proxy Statement/Prospectus or Registration Statement (including by incorporation by reference) pursuant to a Qualifying Amendment, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its board of directors' deliberations and conclusions to be accurately described. Juno will use commercially reasonable efforts to cause the Joint Proxy Statements/Prospectus to be mailed to Juno stockholders, and NetZero will use commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to NetZero's stockholders, in each case as promptly as practicable after the Registration Statement is declared effective under the Securities Act. United Online shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the Mergers and each of NetZero and Juno shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action. Each party will advise each other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the United Online Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Registration Statement. If at any time prior to the Effective Time there is any information relating to Juno or NetZero, or any of their respective Affiliates, officers or directors which should be set forth in an amendment or supplement to any of the Registration Statement or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Juno and NetZero.

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

     (b) NetZero shall duly take all lawful action to call, give notice of, convene and hold the NetZero Stockholders' Meeting and shall take all lawful action to solicit the adoption of this Agreement, and the board of directors of NetZero shall recommend adoption of this Agreement by the stockholders of NetZero and shall not (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Juno such recommendation or (y) take any action or make any statement in connection with the NetZero Stockholders' Meeting inconsistent with such recommendation.

     (c) Juno shall duly take all lawful action to call, give notice of, convene and hold the Juno Stockholders' Meeting and shall take all lawful action to solicit the adoption of this Agreement, and the board of directors of Juno shall recommend adoption of this Agreement by the stockholders of Juno to the effect as set forth in Section 4.5 (the Juno Recommendation), and shall not (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to NetZero such recommendation or (y) take any action (including entering into a definitive agreement with respect to a Juno Superior Proposal) or make any statement (other than any action described in the foregoing clause (x)) in connection with the Juno Stockholders' Meeting inconsistent with such recommendation (collectively, a "Change in the Juno Recommendation"); provided, however, any action or statement under clause (y) will not be deemed a Change in the Juno Recommendation provided (I) such action or statement is taken or made pursuant to advice from STB, to the effect that such action or statement is required by applicable Law, (II) if a Juno Public Proposal has been made and not rescinded, such action or statement shall not relate to such Juno Public Proposal other than any factual statement required by any regulatory authority (including the SEC) and shall in any event include a rejection of such Juno Public Proposal and (III) such action or statement also includes a reaffirmation of Juno board of directors' approval of the Mergers and the other Transactions and recommendation to Juno stockholders to adopt this Agreement; provided further, that the board of directors of Juno may make a Change in the Juno Recommendation if (i) they conclude a Juno Superior Proposal has been made and (ii) three Business Days have lapsed following receipt of notice by NetZero from Juno that Juno's board of directors has determined that a Juno Superior Proposal has been made that Juno's board of directors intends to accept.

     Section 7.2 Access to Information. Upon reasonable notice, each party shall (and shall cause its Subsidiaries to) afford to the Representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of federal or state securities laws or the HSR Act, as applicable (other than documents which such party is not permitted to disclose under applicable Law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that (i) any Law or treaty of any Governmental Entity applicable to such party or any Contract requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information or (ii) the information is subject to confidentiality obligations to a third party. The parties will hold any such information obtained pursuant to this Section 7.2 in confidence in accordance with, and shall otherwise be subject to, the provisions of the Confidentiality Agreement, which

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

Confidentiality Agreement shall continue in full force and effect. Any investigation by either of Juno or NetZero shall not affect the representations and warranties of the other.

     Section 7.3 Reasonable Efforts.

     (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, each party to this Agreement hereby agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable Laws) to consummate the Mergers and the other Transactions as promptly as practicable including, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Mergers and the other Transactions and the taking of such actions as are necessary to obtain any Necessary Consents and Required Approvals, by any third party or Governmental Entity, and (ii) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date of this Agreement to materially delay the obtaining of, or result in not obtaining, any Necessary Consent or Required Approval from any Governmental Entity necessary to be obtained prior to Closing. Notwithstanding the foregoing, or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act, neither party shall be entitled to divest or hold separate or otherwise take or commit to take any action that limits NetZero's, NetZero Merger Sub's, Juno's, Juno Merger Sub's or United Online's freedom of action with respect to, or their ability to retain, any material portions of any party's business or any of the businesses, product lines, properties or assets of the combined businesses, without the other party's prior written consent.

     (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, the Mergers and the other Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, the applicable party shall and shall cause its Subsidiaries to use reasonable commercial efforts to effect such transfers, amendments or modifications.

     (c) United Online, Juno and NetZero shall file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, United Online, Juno and NetZero shall each request early termination of the HSR Act waiting period.

     (d) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require NetZero, NetZero Merger Sub, Juno, Juno Merger Sub or United Online to commence any litigation against any entity in order to facilitate the consummation of any of the Transactions or to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of any of the Transactions.

     (e) Juno and its board of directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Mergers or any other Transactions contemplated hereby or thereby, take all action reasonably necessary to ensure that the Mergers and the other Transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Mergers and the other Transactions contemplated hereby.

     (f) NetZero and its board of directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Mergers or any other Transactions contemplated hereby or thereby, take all action reasonably necessary to ensure that the Mergers and the other Transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Mergers and the other Transactions contemplated hereby.

     Section 7.4 Directors' and Officers' Indemnification and Insurance.

     (a) United Online shall (i) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of NetZero and its Subsidiaries (in all of their capacities) (a) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by NetZero pursuant to NetZero's certificate of incorporation, bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of NetZero and its Subsidiaries and (b) without limitation to clause (a), to the fullest extent permitted by Law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions contemplated hereby), (ii) include and cause to be maintained in effect in the NetZero Surviving Corporation's certificate of incorporation and bylaws after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses which are no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current certificate of incorporation and bylaws of NetZero and (iii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by NetZero (provided that United Online (or any successor) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall United Online be required to expend an amount in

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

excess of $3,000,000 for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, United Online shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. The obligations of United Online under this
Section 7.4(a) shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 7.4(a) applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 7.4(a) applies shall be third party beneficiaries of this Section 7.4(a)).

     (b) United Online shall (i) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Juno and its Subsidiaries (in all of their capacities) (a) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by Juno pursuant to Juno's certificate of incorporation, bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of Juno and its Subsidiaries and (b) without limitation to clause (a), to the fullest extent permitted by Law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions contemplated hereby), (ii) include and cause to be maintained in effect in the Juno Surviving Corporation's certificate of incorporation and bylaws after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses which are no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current certificate of incorporation and bylaws of Juno and (iii) purchase as of the Effective Time a prepaid, non-cancelable, six year, "runoff" tail policy to be effective for a period from and including the Effective Time through and including the date six years after the Closing Date (provided that United Online (or any successor) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall United Online be required to expend in excess of $3,000,000 for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, United Online shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. The obligations of United Online under this Section 7.4(b) shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 7.4(b) applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 7.4(b) applies shall be third party beneficiaries of this
Section 7.4(b)).

     Section 7.5 Public Announcements. Juno and NetZero shall use commercially reasonable efforts to develop a joint communications plan and each party shall use commercially reasonable efforts (i) to ensure that all press releases and other public statements with respect to the Transactions contemplated hereby shall be consistent with such joint communications plan and (ii) unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the Transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus in accordance with the provisions of Section 7.1, neither Juno nor NetZero shall issue any press release or

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

otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Juno and NetZero agree to issue, before trading opens following the execution of this Agreement, a joint press release that has been approved by both parties substantially in the form set forth in
Section 7.5 of the NetZero Disclosure Letter.

     Section 7.6 Nasdaq Matters.

     (a) United Online shall use commercially reasonable efforts to cause the shares of United Online Common Stock to be issued in connection with the Mergers and the shares of United Online Common Stock to be reserved for issuance upon exercise of NetZero Options and Juno Options to be approved for listing on the NNM, subject to official notice of issuance, prior to the Closing Date.

     (b) Prior to the expiration of the seven-day period following the expiration of the ninety-day period referred to in the letter, dated March 26, 2001, to NetZero from the NASD (a copy of which is attached to Section 7.6(b) of the NetZero Disclosure Letter), NetZero shall appeal the delisting of the NetZero Common Stock from the NNM.

     Section 7.7 Affiliates.

        (a) Not less than thirty-five days prior to the date of the NetZero Stockholders' Meeting, NetZero shall deliver to Juno a letter identifying all persons who, in the judgment of NetZero, may be deemed at the time this Agreement is submitted for adoption by the stockholders of NetZero, Affiliates of NetZero for purposes of Rule 145 under the Securities Act, and such list shall be updated as necessary to reflect changes from the date thereof. NetZero shall use commercially reasonable efforts to cause each person identified on such list to deliver to United Online prior to the Effective Time, an Affiliate Agreement in the form set forth in Section 7.7(a) of the NetZero Disclosure Letter.

     (b) Not less than thirty-five days prior to the date of the Juno Stockholders' Meeting, Juno shall deliver to NetZero a letter identifying all persons who, in the judgment of Juno, may be deemed at the time this Agreement is submitted for adoption by the stockholders of Juno, Affiliates of Juno for purposes of Rule 145 under the Securities Act, and such list shall be updated as necessary to reflect changes from the date thereof. Juno shall use commercially reasonable efforts to cause each person identified on such list, other than the chairman of its board of directors, to deliver to United Online prior to the Effective Time, an Affiliate Agreement in the form set forth in
Section 7.7(b) of the NetZero Disclosure Letter.

     (c) Juno shall use commercially reasonable efforts to cause the chairman of its board of directors to deliver to United Online an Affiliate Agreement in the form set forth in Section 7.7(c) of the NetZero Disclosure Letter as soon as practicable and in no event later than the date of mailing of the Joint Proxy Statement/Prospectus.

     Section 7.8 Section 16 Matters. Prior to the Effective Time, each of Juno and NetZero shall take all such steps as may be required to cause any dispositions of NetZero Common Stock or Juno Common Stock (including derivative securities with respect to NetZero Common Stock

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

or Juno Common Stock) or acquisitions of United Online Common Stock (including derivative securities with respect to United Online Common Stock) resulting from the Transactions contemplated by Article 2 or Article 3 by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Juno or NetZero, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

     Section 7.9 Tax Treatment. Each of NetZero, Juno and their respective Subsidiaries shall use all reasonable efforts to cause the Mergers to qualify as exchanges within the meaning of Section 351 of the Code and as reorganizations within the meaning of Section 368(a) of the Code, or both, and to obtain the opinions of counsel referred to in Sections 8.2(e) and 8.3(e). Neither NetZero, nor Juno, nor their respective Subsidiaries, shall take any action to cause the Mergers to fail to qualify as either an exchange within the meaning of Section 351 of the Code or a reorganization within the meaning of Section 368(a) of the Code.

     Section 7.10 Conveyance Taxes. Juno and NetZero shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the Transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

     Section 7.11 Obligations of United Online, NetZero Merger Sub and Juno Merger Sub. NetZero shall cause each of United Online, NetZero Merger Sub and Juno Merger Sub to comply with its obligations under this Agreement.

     Section 7.12 Juno Benefit Matters. United Online shall (i) grant all employees of Juno and the Juno Subsidiaries credit for all purposes for all service with Juno and its Subsidiaries prior to the Effective Time for which such service was recognized under the Juno Benefit Plans, (ii) waive any limitations on pre-existing conditions (but only to the extent such conditions were covered prior to the Effective Time unless required by Law) and (iii) take into account expenses with respect to any plan year in which the Closing occurs that are incurred on or before the Effective Time for purposes of establishing satisfaction of any applicable deductible, co-insurance and maximum out-of-pocket provision to the same extent taken into account prior to the Effective Time. Affected employees shall be third party beneficiaries with respect to this Section 7.12.

     Section 7.13 Severance and Retention Agreements. On or prior to the Effective Time, Juno shall offer and may enter into severance and retention arrangements with the persons named in Section 7.13 of the Juno Disclosure Letter on terms consistent with the terms and form agreements set forth in
Section 7.13 of the Juno Disclosure Letter. United Online shall honor and shall cause Juno to honor all such arrangements on and following the Effective Time.

     Section 7.14 Name

     (a) NetZero and Juno agree that United Online shall be named "United Online, Inc."; provided that if, within the 30 days following the date of this Agreement (the "Name Review Period") NetZero, acting in good faith, determines that it will not use the name "United Online,

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

Inc." because it (i) would infringe or otherwise violate the Trademark or other Intellectual Property rights of a third party, or (ii) would otherwise be inadvisable or impractical from a Trademark law perspective, then it shall notify Juno, and Juno and NetZero shall promptly commence good faith discussions regarding the selection of an alternate name for United Online. It is agreed that the name "United Online Network, Inc." is acceptable. It is also agreed that the parties not unreasonably withhold their agreement to an alternative name so long as such name does not include "NetZero," "Zero," the letter "Z" or "Juno." If the parties are unable to agree on an alternate name upon the sooner to occur of (a) 10 Business Days after receipt of such a notice and (b) the end of the Name Review Period, then United Online shall be named "NetJuno, Inc." NetZero and Juno each shall license to United Online any Trademark rights that such party owns, as necessary for United Online to use the ultimately selected name, and further agree to use their reasonable best efforts to obtain for United Online any such third party rights. Other than any rights licensed to United Online by Juno or NetZero, as between Juno, NetZero and United Online, United Online shall own all right, title and interest, including all Intellectual Property rights, to the ultimately selected name.

     (b) The parties agree that, as soon as technically feasible (but not later than 90 days) following the Closing (the "Transition Date"), United Online, NetZero and Juno shall cease (and not subsequently resume) using the name "NetZero" to market, advertise, promote or offer (through external media to potential subscribers or internal marketing to existing subscribers) any "pay Internet access services" other than NetZero's "Extended Access Plan." The restrictions described in the preceding sentence shall not prevent United Online, NetZero or Juno from continuing to provide pay Internet access services using the name "NetZero" to subscribers of the NetZero's billable Internet access service who were subscribers to such billable service as of the Transition Date or from continuing to provide free services using the name "Juno" to subscribers of the Juno-branded services. The parties agree that they will not make any public announcement inconsistent with the foregoing.

     Section 7.15 401(k) Plan. Juno shall, immediately prior to the Effective Time, terminate its 401(k) plan.

     Section 7.16 Transfer of Shares of India Subsidiary. Juno shall cause all the shares of Juno Online Services Development Private Limited not owned by it to be transferred to NetZero out prior to the Closing.

     Section 7.17 Leases. Promptly following the signing of this Agreement, Juno shall enter into a sublease agreement with D. E. Shaw & Co., L.P. ("DESCO") for Juno's currently occupied office space at 120 West 45th Street, New York,
NY (the 15th, 23rd, 32nd and 33rd floors) through March 31, 2003 for a rent of $52 per square foot, with 6-month termination rights by Juno or DESCO, and the following termination payments to be paid by Juno upon its termination of its lease for the following floors: $118,500 for termination of the 32nd and 33rd floors (which, due to the presence of an internal staircase, must be leased or terminated as a unit), if such termination occurs prior to March 31, 2002; $165,000 for termination of the 32nd and 33rd floors if such termination occurs on or after March 31, 2002 (including if no early termination occurs and Juno's lease expires unrenewed at March 31, 2003); $47,400 for termination of the 15th floor if such termination occurs prior to March 31, 2002; and $66,000 for termination of the 15th floor if such termination occurs on or after March 31, 2002 (including if no early

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

termination occurs Juno's lease expires unrenewed at March 31, 2003). There shall be no early termination payments or payment upon unrenewed expiration of the lease, for the 23rd floor. Juno shall have the right to further sublease such space (subject to the receipt of such third-party consents (other than DESCO's) as may be required), in whole or in part. The sublease between Juno and DESCO shall contain other commercially standard terms and conditions for arm's length agreements of this type, which shall be reasonably acceptable to NetZero, and if the parties hereto are not able to agree on such terms, the parties shall submit such dispute to binding alternative dispute resolution. The parties acknowledge that execution of the foregoing sublease between Juno and DESCO and any subsequent occupancy by Juno or United Online of such space pursuant to sublease, assignment, or operation of law shall be dependent on the prior receipt of such third-party consents (other than DESCO's) as may be required, which Juno shall use its reasonable commercial efforts to obtain.

     Section 7.18 Settlement of Claims. Juno shall not settle its obligations with Freewwweb or deposit any amounts with respect to AOL Time Warner without the consent of NetZero which will not be unreasonably withheld.

     Section 7.19 Form Agreement. Prior to the Closing, D.E. Shaw Group shall execute a waiver or amendment to the Form Agreement that provides, effective on the signing of the Merger Agreement but contingent upon the Closing, D.E. Shaw Group shall have no further rights under such Form Agreement with respect to the business of Juno or NetZero.

                                   ARTICLE 8

                                  CONDITIONS

     Section 8.1 Conditions to Each Party's Obligation to Effect its Respective Merger. The respective obligation of each party to effect its respective Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by Juno or NetZero, as the case may be, to the extent permitted by applicable Law:

     (a) NetZero shall have obtained the Required NetZero Vote in connection with the adoption of this Agreement by the stockholders of NetZero. Juno shall have obtained the Required Juno Vote in connection with the adoption of this Agreement by the stockholders of Juno.

     (b) No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Mergers, and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Mergers.

     (c) The applicable waiting period in respect to the Mergers under the HSR Act shall have expired or been terminated.

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

     (d) The Registration Statement shall have become effective under the Securities Act and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC.

     (e) The shares of United Online Common Stock to be issued or reserved in connection with the Mergers shall have been approved for listing on the NNM, subject to official notice of issuance.

     Section 8.2 Additional Conditions to Obligations of NetZero. The obligations of NetZero to effect the NetZero Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by NetZero, to the extent permitted by applicable Law.

     (a) The representations and warranties of Juno set forth in Article 4 shall be true and correct on the date of this Agreement and as if made on and as of the Effective Time (other than representations and warranties that speak only as of a specified date; which shall be true and correct as of such specified date);

     (b) Juno shall have complied in all material respects with its obligations under this Agreement.

     (c) At any time after the date of this Agreement there shall not have occurred any Juno Material Adverse Effect.

     (d) NetZero shall have received an officer's certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Juno to the effect that the conditions set forth in Sections 8.2(a), (b) and (c) have been satisfied.

     (e) NetZero shall have received an opinion of BPH, in form and substance reasonably satisfactory to NetZero, dated as of the date on which the Closing occurs, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, each Merger will constitute an exchange to which
Section 351 of the Code applies or a "reorganization" within the meaning of section 368(a) of the Code, or both. In rendering such opinion, BPH may receive and rely upon representations contained in certificates of Juno, NetZero and United Online, and the parties agree to provide BPH with such certificates as BPH may reasonably request in connection with rendering its opinion.

     (f) Each of the Juno Voting Agreements, the Affiliate Agreements referred to in Sections 7.7(b) and 7.7(c) and the Non-Competition Agreements shall have been duly executed and delivered and continue to be in full force and effect and no breach, anticipatory breach or other indication of future non-performance shall have occurred or be continuing thereunder.

     (g) Prior to the Closing, Juno and DE Shaw India Software Private Limited shall have entered into an agreement providing that D E Shaw India Software Private Limited shall not terminate or change the terms of either the lease or the services agreement relating to Juno's operations in India for six months after the Closing Date.

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

     Section 8.3 Additional Conditions to Obligations of Juno. The obligations of Juno to effect the Juno Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Juno, to the extent permitted by applicable Law.

     (a) The representations and warranties of NetZero set forth in Article 5 shall be true and correct on the date as of this Agreement and as if made on and as of the Effective Time (other than representations and warranties that speak only as of a specified date; which shall be true and correct as of such specified date); (b) NetZero shall have complied in all material respects with its obligations under this Agreement.

     (c) At any time after the date of this Agreement there shall not have occurred any NetZero Material Adverse Effect.

     (d) Juno shall have received an officer's certificate duly executed by the Chief Executive Officer and the Financial Officer of NetZero to the effect that the conditions set forth in Sections 8.3(a), (b), and (c) have been satisfied.

     (e) Juno shall have received an opinion of STB, in form and substance reasonably satisfactory to Juno, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, each Merger will constitute an exchange to which Section 351 of the Code applies or a "reorganization" within the meaning of section 368(a) of the Code, or both. In rendering such opinion, STB may receive and rely upon representations contained in certificates of Juno, NetZero, United Online and others, and the parties agree to provide STB with such certificates as STB may reasonably request in connection with rendering its opinion.

     (f) The holders of no more than five percent of the outstanding shares of NetZero Common Stock shall have exercised or shall have the right to exercise dissenter's rights.

     (g) Each of the NetZero Voting Agreements and the Affiliate Agreements referred to in Sections 7.7(a) shall have been duly executed and delivered and continue to be in full force and effect and no breach, anticipatory breach or other indication of future non-performance shall have occurred or be continuing thereunder.

                                   ARTICLE 9

                                  TERMINATION

     Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Mergers by the stockholders of NetZero or Juno:

     (a) By mutual written consent of NetZero and Juno;

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

     (b) By either NetZero or Juno, if the Effective Time shall not have occurred on or before the Termination Date; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

     (c) By either NetZero or Juno, if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used commercially reasonable efforts to resist, resolve or lift, as applicable, in accordance with Section 7.3) permanently restraining, enjoining or otherwise prohibiting the Transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable (which order, decree, ruling or other action the parties shall have used commercially reasonable efforts to obtain, in accordance with
Section 7.3), in the case of each of (i) and (ii) which is necessary to fulfill the conditions set forth in Section 8.1; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to comply with Section 7.3 has been the cause of such action or inaction;

     (d) By either NetZero or Juno, if the approvals of the NetZero Required Vote or the Juno Required Vote shall not have been obtained at a duly held meeting of stockholders or of any adjournment thereof at which the vote was taken;

     (e) By NetZero, if Juno shall have (i) failed to make the Juno Recommendation or effected a Change in the Juno Recommendation (or resolved to take any such action), whether or not permitted under this Agreement, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the Juno Stockholders' Meeting in accordance with Section 7.1(c) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 7.1(a);

     (f) By NetZero, if Juno shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 8.2(a) or (b) are not capable of being satisfied on or before the Termination Date; or

     (g) By Juno, if NetZero shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 8.3(a) or (b) are not capable of being satisfied on or before the Termination Date.

     (h) By Juno, if (i) the board of directors of Juno authorizes Juno to enter into a binding written agreement concerning a transaction that constitutes a Juno Superior

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

Proposal and Juno notifies NetZero in writing that it intends to enter into such an agreement and (ii) NetZero does not make, within three Business Days (or, in the case of any update of such version with respect to a given third party, other than the initial notification, one Business Day) of receipt of Juno's written notification of its intention to enter into a binding agreement for a Juno Superior Proposal, a non-revocable binding offer that the board of directors of Juno determines, in good faith, is more favorable to the stockholders of Juno than the Juno Superior Proposal and (iii) Juno has paid the amounts set forth in Section 10.1(b).

     Section 9.2 Effect of Termination. In the event of termination of this Agreement by either NetZero or Juno as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Juno or NetZero or their respective officers or directors except with respect to the Confidentiality Agreement, Section 7.5 and Articles 9 and 10, which provisions shall survive such termination, and except that, notwithstanding anything to the contrary contained in this Agreement, neither Juno nor NetZero shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement (except that Juno shall be released from any such liabilities or damages if this Agreement is terminated pursuant to Section 9.1(e) and Juno pays to NetZero the Termination Fee pursuant to Section 10.1(b)).

     Section 9.3 Method of Termination. This Agreement shall be terminated only upon receipt of notice from the party desiring to terminate this Agreement that (a) states that it is terminating this Agreement, (b) specifies the portion of Section 9.1 pursuant to which such termination is being effected and (c) recites that such termination has been approved by proper action of the board of directors of such party to this Agreement.

                                  ARTICLE 10

                                 MISCELLANEOUS

     Section 10.1 Fees and Expenses.

     (a) Subject to Section 10.1(b), whether or not the Mergers are consummated, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such Expenses, except (a) if the Mergers are consummated, the surviving corporation of each Merger shall pay, or cause to be paid, any and all property or transfer taxes imposed in connection with such Merger and (b) Expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus and Registration Statement, which shall be shared equally by Juno and NetZero. The parties hereto shall cooperate with each other in preparing, executing and filing any Tax Returns with respect to property or transfer taxes.

     (b) If this Agreement is terminated pursuant to Section 9.1(e) or 9.1(h), then Juno shall pay to NetZero an amount equal to the Termination Fee plus an amount equal to the actual and reasonably documented Expenses incurred by NetZero or any of its Subsidiaries, which amount shall not exceed $1,000,000. If this Agreement is terminated pursuant to Section 9.1(d) as a result of the failure to obtain the Juno Required Vote at a duly held meeting of Juno's stockholders then (i) within two Business Days of such termination, Juno shall pay to NetZero an amount equal to the reasonably documented Expenses incurred by NetZero and its Subsidiaries which amount shall not exceed $1,000,000; provided, however, if prior to such termination there shall have existed a Juno Public Proposal and within nine months of such termination Juno shall enter into a definitive agreement implementing any Juno Takeover Proposal (the definition of

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

which shall, for the purpose of this Section 10.1(b), be deemed to be revised such that references to "eighty percent" and "twenty percent" therein shall be deemed to be "sixty percent" and "forty percent," respectively), Juno shall, concurrently with entering into such definitive agreement pay to NetZero the Termination Fee less any Expenses previously paid pursuant to this Section 10.1(b). If this Agreement is terminated pursuant to Section 9.1(d) as a result of the failure to obtain the NetZero Required Vote at a duly held meeting of NetZero's stockholders then (i) within two Business Days of such termination, NetZero shall pay to Juno an amount equal to the reasonably documented Expenses incurred by Juno and its Subsidiaries, which amount shall not exceed $1,000,000. The Termination Fee and Expenses payable under this
Section 10.1(b) shall be made by wire transfer of immediately available funds.

     Section 10.2 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of NetZero and Juno, by written agreement of the parties authorized by action taken by their respective boards of directors at any time prior to the Closing Date with respect to any of the terms contained in this Agreement; provided, however, that after the approval of this Agreement by the stockholders of NetZero and Juno, no such amendment, modification or supplement which under applicable law requires further approval of such stockholders shall be made without such further approval.

     Section 10.3 Nonsurvival of Representations and Warranties. None of the representations, warranties and covenants in this Agreement shall survive the Effective Time. The preceding sentence shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     Section 10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon receipt if delivered personally, (b) upon confirmation if telecopied or (c) on the first Business Day following dispatch if sent by an internationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to NetZero, United Online, NetZero Merger Sub or Juno Merger Sub to:

          NetZero, Inc.
          2555 Townsgate Road
          Westlake Village, California  91361-2650
          Attention:          Chief Executive Officer and General Counsel
          Telephone No.:      (805) 418-2000
          Telecopy No.:       (805) 418-2001

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

          with a copy (which shall not constitute notice) to:

          Brobeck, Phleger & Harrison LLP
          550 South Hope Street
          Los Angeles, California  90071
          Attention:          Richard S. Chernicoff
          Telephone No.:      (213) 489-4060
          Telecopy No.:       (213) 745-3345

                              and

          if to Juno, to:

          Juno Online Services, Inc.
          1540 Broadway, 27th Floor
          New York, New York  10036
          Attention:          Chief Executive Officer and General Counsel
          Telephone No.:      (212) 597-9000
          Telecopy No.:       (212) 597-9120

          with a copy (which shall not constitute notice) to:

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York  10017-3954
          Attention:          Gary Sellers
          Telephone No.:      (212) 455-2000
          Telecopy No.:       (212) 455-2502

     Section 10.5 Counterparts. This Agreement may be executed in one or more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 10.6 Entire Agreement; No Third Party Beneficiaries. This Agreement, the Voting Agreements and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein and other documents or agreements executed by both parties and delivered to each other contemporaneously herewith): (a) constitute the entire agreement and supersede all prior agreements, negotiations, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Sections 7.4(a), 7.4(b) and 7.12 and are not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

     Section 10.7 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of

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competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     Section 10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, including
Section 5-1401 of New York General Obligations Law; provided, however, the Mergers shall be governed by Delaware Law.

     Section 10.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of and for the County of New Castle, the State of Delaware, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of and for the County of New Castle, the State of Delaware, if any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each party to this Agreement unconditionally and irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (iii) to the fullest extent permitted by applicable Law, that (x) the suit, action or proceeding in any such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper and (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and
(iv) service of process in compliance with Section 10.4 in such action is not validly served. Each party to this Agreement unconditionally and irrevocably agrees that it will not bring any action, claim or counterclaim in any court other than such court. EACH PARTY, IRREVOCABLY AND UNCONDITIONALLY, WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS.

     Section 10.10 Extension; Waiver. At any time prior to the Effective Time, the parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement,
(b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to

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any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     Section 10.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties to this Agreement (whether by operation of Law or otherwise) without the prior written content of the other parties to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

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     IN WITNESS WHEREOF, each of NetZero, Juno, United Online, Juno Merger Sub and NetZero Merger Sub has caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                            NETZERO, INC.


                            By: /s/ Mark Goldston
                                -------------------------------
                                 Name:  Mark Goldston


                            JUNO ONLINE SERVICES, INC.


                            By: /s/ Charles Ardai
                                -------------------------------
                                 Name:  Charles Ardai


                            UNITED ONLINE, INC.


                            By: /s/ Mark Goldston
                                -------------------------------
                                 Name:  Mark Goldston


                            JO ACQUISITION CORP.


                            By: /s/ Mark Goldston
                                -------------------------------
                                 Name:  Mark Goldston


                            NZ ACQUISITION CORP.


                            By: /s/ Mark Goldston
                                -------------------------------
                                 Name:  Mark Goldston